EXHIBIT 10.1

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in the place of the redacted language.  The redacted information has been filed separately with the Commission.

AMENDED AND RESTATED

COLLABORATION AND LICENSE AGREEMENT

Between

SANGAMO BIOSCIENCES, INC.

And

SHIRE INTERNATIONAL GMBH

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i

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ii

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Execution Copy

Confidential

AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT

This Amended and Restated Collaboration and License Agreement (this “Agreement”), effective as of September 1, 2015 (the “Amendment Effective Date”), is entered into by and between Sangamo BioSciences, Inc., a company organized under the laws of Delaware and having a place of business at 501 Canal Blvd. Suite A100, Richmond, CA 94804 (“Sangamo”), and Shire International GmbH (f/k/a Shire AG), a limited liability company registered under the laws of Switzerland, having a place of business at c/o LacMont Hofstrasse 1A, 6300, Zug, Switzerland (“Shire”, and each of Shire and Sangamo, a “Party” or collectively the “Parties”), with respect to the following facts:

RECITALS

WHEREAS, the Parties entered into a Collaboration and License Agreement dated as of January 31, 2012 (the “Effective Date” and such agreement, the “Original Agreement”), pursuant to which Sangamo and Shire collaborated to identify products and processes employing Sangamo’s zinc finger DNA-binding technology for treating certain diseases caused by particular monogenic defects, which products and processes could be advanced into human clinical trials and following regulatory approval, commercialized, and Sangamo granted Shire a license under certain of its technology to develop and commercialize the same.

WHEREAS, the Parties now desire to amend and restate the Original Agreement such that this Agreement is in effect from and after the Amendment Effective Date.

WHEREAS, under this Agreement Shire returns to Sangamo Shire’s collaboration and license rights with respect to the ongoing zinc finger development programs directed at the Factor VIII gene and Factor IX gene Targets (which will become Sangamo Programs under this Agreement), as well as the Factor VII gene and Factor X gene Targets, and Shire retains the rights with respect to the ongoing zinc finger development program directed at the Huntingtin gene Target and a future program directed at one additional gene Target to be chosen later (which will be Shire Programs under this Agreement);

WHEREAS, the Parties wish to allocate their rights and obligations such that Shire will be responsible for, and have autonomy with respect to, the development and commercialization of the Shire Programs, Sangamo will be responsible for, and have autonomy with respect to, the development and commercialization of the Sangamo Programs, and the Parties will continue collaborative research only on a fee-for-service basis with respect to the identification of Development Candidates for the Shire Programs.

WHEREAS, each Party is willing to grant to the other Party licenses of certain of its technology to develop and commercialize products and processes in such programs, and each Party desires to obtain such licenses on the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties agree to amend and restate the Original Agreement as of the Amendment Effective Date so that it reads in its entirety as follows:

1 DEFINITIONS

For purposes of this Agreement, the terms set forth in this Article 1 shall have the respective meanings set forth below:

1.1 “Additional Target” shall have the meaning set forth in Section 2.4.

1.2 “Additional Target Notice” shall have the meaning set forth in Section 2.4(a).

1.3 “Affiliate” means, with respect to any Person, any other Person which controls, is controlled by, or is under common control with, such Person.  For purposes of this Agreement, a Person shall be deemed to control an entity if it owns or controls, directly or indirectly, at least 50% of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to control the management and policies of such other entity.

1.4 “Amendment Effective Date” shall have the meaning set forth in the Preamble.

1.5 “Arbitration Commencement Date” shall have the meaning provided in Section 15.5(a)(vii).

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1.6 “BLA” or “Biologics Licensing Application” means a Biologics License Application (as defined in 21 C.F.R. §600 et seq.) or substantially similar application or submission filed with a Governmental Authority in a country or group of countries to obtain approval to market a ZF Product in that country or in that group of countries, and any amendments thereto.

1.7 “CDA” means that certain Confidential Disclosure Agreement between Shire Pharmaceuticals Inc. (an Affiliate of Shire) and its Affiliates and Sangamo dated March 11, 2010.

1.8 “Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least [***] of the combined voting power of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of at least [***] of the combined voting power of the outstanding securities of such Party, (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business, or (d) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates.

1.9 “Claim” shall have the meaning set forth in Section 2.2(d).

1.10 “Collaboration” means activities performed by or on behalf of one or both of the Parties pursuant to the Original Agreement or the Development Plan, or in the course of performing the Services.

1.11 “Collaboration ZF Products” means all Sangamo ZF Products and Shire ZF Products.

1.12 “Commercially Reasonable Efforts” means:

(a) in the case of Sangamo, the efforts and resources typically used by biotechnology companies similar in size and scope to Sangamo to perform the obligation at issue;

(b) in the case of Shire, the efforts and resources typically used by Shire and its Affiliates to perform the obligation at issue;

in each case, which efforts shall not be less than those efforts made with respect to other products at a similar stage of development or in a similar stage of product life, with similar developmental risk profiles, of similar market and commercial potential, taking into account the competitiveness of the market place, the proprietary position of the products, the regulatory structure involved, the profitability of the applicable products (taking into account payments made by the Responsible Party to the other Party with respect to each Collaboration ZF Product under this Agreement) and other relevant factors.  Commercially Reasonable Efforts requires that the Party:  (i) promptly assign responsibility for such obligation to specific employees who are held accountable for progress and monitor such progress on an ongoing basis, (ii) set and seek to achieve specific and meaningful objectives for carrying out such obligation, and (iii) make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

1.13 “Confidential Information” means all Know-How and other proprietary information (including information about any element of a Party’s technology or business) that is disclosed by a Party or its Affiliates or by any of the Party’s or its Affiliates’ employees or consultants (the “Disclosing Party”) to the other Party or its Affiliates or to any of the other Party’s or its Affiliates’ employees or consultants (the “Receiving Party”) except to the extent that the information: (a) as of the date of disclosure is demonstrably known to the Receiving Party, as shown by written documentation, other than by virtue of a prior confidential disclosure by the Disclosing Party, (b) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party or (c) as of the date of disclosure or thereafter is obtained by the Receiving Party from a Third Party free from any obligation of confidentiality to the Disclosing Party.  Unless otherwise provided herein, all work product by either Party under this Agreement, including any Joint Technology, in connection with the Shire Programs is Confidential Information of each Party. The terms and conditions of this Agreement shall be considered Confidential Information of each Party.  In addition, all confidential Know-How disclosed by either Party pursuant to the CDA shall be the Disclosing Party’s Confidential Information hereunder (with the mutual understanding and agreement that any use or disclosure thereof that is authorized under Article 12 shall not be restricted by, or be a violation of, the CDA).

1.14 “Control” or “Controlled” means, with respect to any intellectual property right (including any Patent Right or Know-How), the possession of (whether by ownership or license, other than pursuant to this Agreement) the ability of a Person or its Affiliates to assign, transfer, or grant access to, or to grant a license or sublicense of, such right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Person would be required hereunder to assign, transfer or grant another Person such access or license or sublicense.  Notwithstanding the foregoing, with respect to any Patent Right, Know-How or other intellectual property right acquired or in-licensed by a Party after the Effective Date from a Third Party, such intellectual property will be treated as “Controlled” by the licensing Party to the extent that, and only to the extent that and for so long as, the other Party (a) agrees to and does promptly pay to the licensing Party all payments to such Third Party arising out of the grant and exercise of the license to the other Party hereunder in accordance with Section 10.6, (b) agrees to and does provide all reports required under the agreement with such Third Party on account of such other Party’s exercise of such license, (c)

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agrees to assume all obligations of a sublicensee under such Third Party agreement and (d) acknowledges in writing that its sublicense is subject to the terms and conditions of such Third Party agreement. For clarity, the previous sentence does not apply to any Patent Right, Know-How or other intellectual property right Controlled by Sangamo pursuant to an Existing Third Party License.

1.15 “Cover”, “Covers” or “Covered” means, with respect to the relevant Patent Rights and particular materials or activities at issue, that, but for a license granted to a Person under such Patent Right, or but for such Person’s ownership of such Patent Right, the manufacture, use, sale, offer for sale or importation  by such Person of the  materials at issue, or the conduct of the activities at issue, would infringe an issued claim of such Patent Right or, in the case of a Patent Right that is a patent application, would infringe a claim in such patent application if it were to issue as a patent, in a particular country or countries.

1.16 “CTA” means a clinical trial application filed with a competent European regulatory authority to support the authorization of a clinical trial on a medicinal product for human use.

1.17 “Development Candidate” means a Shire ZF Compound provided by Sangamo pursuant to Section 3.4(d) or under the Original Agreement, in each case that Shire selects as a development candidate and designates to Sangamo by written notice pursuant to Section 3.5.

1.18 “Development Candidate Selection” shall have the meaning set forth in Section 3.5.

1.19 “Development Plan” means the description and timeline developed by Shire in its sole discretion and covering the specific activities to be performed by Shire to develop a particular Shire ZF Product up to the first Development Candidate Selection with respect to the applicable Shire Target.

1.20 “Donor Nucleic Acid” means, with respect to a ZF Product, a nucleic acid that has been designed to be inserted, or is capable (in the form in existence in such ZF Product) of being inserted, in the location in the genome that is cleaved by the ZF Compound-associated nucleases in such ZF Product.

1.21 “Earned Royalties” shall have the meaning set forth in Section 10.2.

1.22 “Effective Date” shall have the meaning set forth in the Recitals.

1.23 “Excluded Target” means any Target, other than a Reserve Target, that, on the date Sangamo receives an Additional Target Notice from Shire, is (a) any Sangamo Target, the Factor VII gene, as defined by Gene ID 2155 in the NCBI-NLM-NIH GenBank, or the Factor X gene, as defined by Gene ID 2159 in the NCBI-NLM-NIH GenBank; (b) a Target that is subject to rights granted or intended to be granted to a Third Party pursuant to a [***], existing prior to the date of Shire’s Additional Target Notice; (c) a Target that is the subject of a current and active Sangamo internal research or development program on which Sangamo already has invested at least [***] with respect to such program, at least [***] of which are documented [***] provided by Third Parties for such program; or (d) a Target identified as a proposed Additional Target in Shire’s Additional Target Notice where [***].  A direct expense pursuant to this Section 1.23 means an expense that (i) arises only after a [***], (ii) is related to work undertaken [***], and (iii) is a documented expense for products or services provided by [***] based upon the amount [***] program (which shall be calculated at the [***]).

1.24 “Exclusive Services” means with respect to a ZF Compound, [***] services. For the avoidance of doubt, “Exclusive Services” will not include [***].

1.25 “Existing Third Party Licenses” means the agreements, entered into by Sangamo prior to the Effective Date, including any amendments thereto as of the Amendment Effective Date, pursuant to which Sangamo Controls Sangamo Licensed Technology.  All such agreements are listed on Schedule 1.25A. Notwithstanding the foregoing, Shire understands and acknowledges that the License Agreement between Sangamo and [***], as amended, and the License Agreement between Sangamo and [***], as amended, are not Existing Third Party Licenses (and hence are not listed in Schedule 1.25A), and the licenses granted to Shire under Section 8.1 do not include sublicenses of any licenses received by Sangamo under such agreements.

1.26 “FDA” means the Food and Drug Administration of the United States, or the successor thereto.

1.27 “Field” means: (a) with respect to a Shire ZF Product described in Section 1.92(a) or Section 1.92(b), [***], (b) with respect to a Shire ZF Product described in Section 1.92(c), [***] that are [***] in connection with any [***] for which [***], and (c) with respect to a Sangamo ZF Product described in Section 1.79(a) or Section 1.79(b), [***].

1.28 “Final Research Report” shall have the meaning set forth in Section 3.4(d).

1.29 “First Commercial Sale” means, with respect to a particular Collaboration ZF Product, the first Net Sales in any country of such Collaboration ZF Product for any indication.

1.30 “FTE” means a full time equivalent scientific person (with B.S., M.S. or Ph.D. level or equivalent degrees), working for a minimum of a total of [***] hours per year of scientific or other work and who is an employee of Shire or Sangamo engaged in activities related to the Research Program or the Transition Activities or otherwise conducting activities to be reimbursed by Shire or

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Sangamo (as applicable) pursuant to this Agreement, including recording and writing up results, reviewing literature and references, holding scientific discussions, and managing and leading scientific staff to the extent that such management and leading is directed to any work on, directly related to or in support of the Research Program, the Transition Activities or other activities that are to be reimbursed pursuant to this Agreement.

1.31 “FTE Rate” means the rate for each FTE, based on a 40 hour week, up to a maximum of 40 hours per week for each FTE, of (a) $[***] per year through [***] and (b) starting on [***] and continuing each subsequent [***], [***]% of the FTE Rate in effect on the previous day.

1.32 “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or comparable regulatory standards in jurisdictions outside the U.S.

1.33 “Governmental Authority” means any government or supranational administrative agency, commission or other governmental or supranational authority, body or instrumentality, or any federal, state, local, domestic or foreign governmental or supranational regulatory body.

1.34 “Gross Sales” means the gross amount invoiced for sales of a Collaboration ZF Product(s), in arm’s length sales by the applicable Responsible Party or its Affiliates, permitted assigns (in accordance with Section 16.3), or Sublicensees to Third Parties.

1.35 “IND” means an investigational new drug application filed with the FDA for approval to commence Phase I Clinical Trials or any successor to the FDA for equivalent purposes.

1.36 “IND-Enabling Studies” means studies that are required to meet the requirements for filing an IND/CTA with a Governmental Authority, including ADME (absorption, distribution, metabolism, and excretion) and GLP toxicology studies, or studies required for the preparation of the CMC (chemistry, manufacturing, and controls) section of such IND, including studies relating to analytical methods and purity analysis, and formulation and manufacturing development studies, all as necessary to obtain the permission of the applicable Governmental Authority to begin human clinical testing.

1.37 “Initial Subject Matter” shall have the meaning set forth in Section 9.2(c).

1.38 “Initial Target” means the Huntingtin gene, as defined by Gene ID [***] in the [***] GenBank, including [***].

1.39 “Interim Research Report” shall have the meaning set forth in Section 3.4(c).

1.40 “Joint Know-How” means Know-How that is conceived, discovered, invented, created, made or reduced to practice or tangible medium jointly by at least one employee of each of the Parties, their Affiliates, or their Subcontractors during the course of performing activities under this Agreement or the Original Agreement. For the avoidance of doubt, “Joint Know-How” does not include Patent Rights in the Joint Know-How.

1.41 “Joint Patent Rights” means any Patent Rights (a) claiming Joint Know-How and (b) naming at least one inventor with an obligation to assign such Patent Rights to Shire (or a Shire Affiliate) and at least one inventor with an obligation to assign such Patent Rights to Sangamo (or a Sangamo Affiliate), with inventorship determined according to U.S. patent laws.

1.42 “Joint Technology” means the Joint Know-How and the Joint Patent Rights.

1.43 “Know-How” means intellectual property, data, results, preclinical and clinical protocols and study data, information, materials, compounds, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures, and developments; except that “Know-How” does not include Patent Rights in the foregoing.

1.44 “Major European Country” means France, Germany, Italy, Spain, or the United Kingdom.

1.45 “Marketing Approval” means, with respect to a particular country or territory, the approval of a new drug application, BLA or similar approval required to sell a ZF Product in such country or territory, including, where required by applicable law, pricing and reimbursement approval, and schedule classifications.

1.46 “Negotiation Period” shall have the meaning set forth in Section 8.7.

1.47 “Net Sales” means, on a Responsible Party-by-Responsible Party basis, with respect to each Responsible Party’s Collaboration ZF Products, Gross Sales, less:

(a) Normal and customary trade, cash and quantity discounts actually given, coupons actually taken, credits, price adjustments or allowances for damaged Collaboration ZF Products, returns or rejections of Collaboration ZF Products;

(b) Adjustments, allowances, credits, fees, reimbursements, chargeback payments, and rebates (or the equivalent thereof) for the Collaboration ZF Products granted to group purchasing organizations or other buying groups, managed health care organizations, pharmacy benefit management companies, health maintenance organizations and any other providers of health insurance coverage, health care institutions (including hospitals) or other health care organizations, Third Party health care

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administrators or patient assistance or other similar programs, or to federal, state/provincial, local and other governments, including their agencies, or to wholesalers, distributors or other trade customers;

(c) Reasonable and customary freight, shipping insurance, and other transportation expenses, each directly related to the sale of the Collaboration ZF Products (if actually borne by the Responsible Party, its Affiliates or Sublicensees without reimbursement from any Third Party);

(d) Distribution commissions/fees paid or payable to any Third Party providing distribution services to the Responsible Party, its Affiliates, or Sublicensees;

(e) Sales or excise taxes, tariffs and duties, including, without limitation, VAT and U.S. sales tax, and all other taxes and government charges related to the sale of Collaboration ZF Product, in each case to the extent that each such item is actually borne by the Responsible Party, its Affiliates, Sublicensees or distributors without reimbursement from any Third Party (but excluding taxes properly assessed or assessable against the income derived by the Responsible Party or its Affiliates from such sale);

(f) Actual bad debt expense (but not exceeding [***] percent of Net Sales); and

(g) Any item substantially similar in character or substance to any of the foregoing, which is permitted by U.S. GAAP prevailing at the time and customary in the pharmaceutical industry at the time.

The transfer of any Collaboration ZF Products by the applicable Responsible Party or one of its Affiliates or Sublicensees to another Affiliate or Sublicensee shall not be considered Net Sales.

For the avoidance of doubt, disposal or use of Collaboration ZF Products in clinical trials, as free samples, or under compassionate use, patient assistance, named patient or test marketing programs or non-registrational studies or other similar programs or studies where the Collaboration ZF Product is supplied without charge, shall not be considered Net Sales or result in any Net Sales under this Section 1.47. Nor shall any Collaboration ZF Products donated by a Party, its Affiliates or Sublicensees, to non-profit institutions or government agencies for a non-commercial purpose, result in any Net Sales. Similarly, any free Collaboration ZF Products which are supplied to a Third Party in conjunction with the offer for sale, or sale of any Collaboration ZF Product (in an amount customary in the industry), will not result in any Net Sales of such free goods. The use of a Collaboration ZF Product by a Party, its Affiliates or Sublicensees for research and development purposes shall not result in any Net Sales. For clarity, there shall be no limit on the quantity of Collaboration ZF Products which may be used in clinical trials.  Such amounts shall be determined from the books and records of the applicable Responsible Party maintained in accordance with U.S. GAAP, consistently applied.

In the event any Collaboration ZF Product is sold as part of a combination product (being a product containing both a Collaboration ZF Product and one or more other active ingredients, or a product in which both a Collaboration ZF Product and one or more other active ingredients are packaged, in each case where such other active ingredients are not part of or used to implement any zinc finger technology (e.g., vectors for delivering ZF Compounds or Donor Nucleic Acids whose insertion is accomplished in part using ZF Compounds are not considered other active ingredients)), the Net Sales from the combination product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the combination product (as defined in the standard Net Sales definition), during the applicable royalty reporting period, by the fraction, A/(A+B), where A is the average per unit sale price of Collaboration ZF Product when sold separately as a stand-alone ZF Product in finished form in the country in which the combination product is sold and B is the average per unit sale price of the other active ingredients contained in the combination product when sold separately as stand-alone products in finished form in the country in which the combination product is sold, in each case during the applicable royalty reporting period or, if sales of stand-alone Collaboration ZF Product did not occur in such period, then in the most recent royalty reporting period in which arms-length fair market sales of such Collaboration ZF Product, as applicable, occurred.  In the event that such average sale price cannot be determined for the stand alone Collaboration ZF Products or the other products, Net Sales for the purposes of determining royalty payments shall be mutually agreed upon by the Parties based on the relative value contributed by each component, such agreement not to be unreasonably withheld, conditioned or delayed.

1.48 “Operational Activities” means (a) participation on working teams with respect to each Research Plan and the Research Committee, (b) review and revision of any and all Research Plans (including any amendments thereto), (c) review and commentary on specific protocols and experimental design, (d) preparation and review of all Interim Research Reports and Final Research Reports, (e) technology transfer to Shire, (f) regulatory support and coordination, and (g) teleconferences and email correspondence with Shire personnel related to the activities set forth in clauses (a) through (f) (to the extent applicable) or responsive to Shire inquiries.

1.49 “Original Agreement” shall have the meaning set forth in the Recitals.

1.50 “Party” and “Parties” shall have the meaning set forth in the first paragraph of this Agreement.

1.51 “Patent Rights” means issued patents and pending patent applications in any country or region, including all provisional, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all

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reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including supplementary protection certificates.

1.52 “Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, or Governmental Authority, or any other similar entity.

1.53 “Phase I Clinical Trial” means a human clinical trial of a Collaboration ZF Product in human subjects according to 21 C.F.R. §312.21(a), as amended, or its equivalent, as appropriate, in foreign jurisdictions.

1.54 “[***]” means, with respect to [***].

1.55 “Proposal” shall have the meaning provided in Section 15.5(a)(vii).

1.56 “Regulatory Filings” means any filing with any Governmental Authority with respect to the research, development, manufacture, distribution, pricing, reimbursement, marketing or sale of any Collaboration ZF Product, including any IND/CTA submission or BLA.

1.57 “Released Claim” shall have the meaning set forth in Section 2.2(d).

1.58 “Releasees” shall have the meaning set forth in Section 2.2(d).

1.59 “Releasors” shall have the meaning set forth in Section 2.2(d).

1.60 “Required ROFN Information” shall have the meaning set forth in Section 8.6(a).

1.61 “Research Committee” means the information exchange committee comprised of representatives of Shire and Sangamo described in Article 4.

1.62 “Research Plan” means, with respect to a Shire Target, a description, timeline and budget agreed by the Parties in writing and covering the specific activities to be performed by Sangamo during the Research Term, within the scope of the activities described on Schedule 3.3 or otherwise agreed by the Parties, to identify ZF Compounds that Specifically Bind such Shire Target and to preclinically develop Shire ZF Products for such Shire Target through Development Candidate Selection. For the avoidance of doubt, activities conducted by Sangamo with respect to a particular Shire ZF Product may extend beyond Development Candidate Selection, to the extent specified in the applicable Research Plan.

1.63 “Research Program” means the program of research related to the Shire Programs performed by the Parties in accordance with a Research Plan, under the direction and oversight of Shire, aimed at identifying ZF Compounds that Specifically Bind a Shire Target and developing Shire ZF Products for Shire Targets pursuant to the applicable Research Plan.

1.64 “Research Term” means the period of time during which (a) Sangamo is performing, or having performed on its behalf, Services under a Research Plan, including Operational Activities or (b) Shire is performing, or having performed on its behalf, activities under a Development Plan.

1.65 “Reserve Target” means those Targets set forth on Schedule 1.65, which Shire may designate as the Additional Target at any time through [***].

1.66 “Responsible Party” means (a) Shire, with respect to any Shire ZF Product and (b) Sangamo, with respect to any Sangamo ZF Product.

1.67 “Results” shall have the meaning set forth in Section 3.8(a).

1.68 “Reverted Targets” shall have the meaning set forth in Section 15.5(e)(v).

1.69 “Royalty Cap” shall have the meaning set forth in Section 10.3.

1.70 “Royalty Period” means, with respect to each different Collaboration ZF Product, the period commencing on the First Commercial Sale of such Collaboration ZF Product in any country and continuing until the Responsible Party has paid to the other Party an amount equal to the Royalty Cap with respect to all (a) Sangamo ZF Products (where Sangamo is the Responsible Party) or (b) Shire ZF Products (where Shire is the Responsible Party).

1.71 “Safe Harbor Locus” means a human locus that is different from the native locus of any Sangamo Target.

1.72 “Sangamo Know-How” means any Know-How Controlled by Sangamo (other than Joint Know-How or Know-How Controlled through the grant of a license by Shire or its Affiliates or Sublicensees hereunder) (a) as of the Amendment Effective Date or (b) that comes into the Control of Sangamo after the Amendment Effective Date and is (A) generated by or on behalf of Sangamo in the course of conducting activities under the Collaboration, (B) developed by Sangamo and related to zinc finger technology, or (C) Controlled by Sangamo pursuant to a Third Party License, that in each case (a) and (b) is (i) necessary to practice the licenses granted to Shire herein or (ii) utilized by Sangamo pursuant to the Research Program in making a Shire ZF Compound or Shire ZF Product or

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(iii) part of, used to implement, or directly related to zinc finger technology and useful to practice the licenses granted to Shire herein. For the avoidance of doubt, the Sangamo Know-How does not include any Patent Rights. Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control of Sangamo, the Sangamo Know-How shall not include any Know-How that is (i) owned or Controlled by a Third Party described in the definition of “Change of Control” prior to the closing of such Change of Control, (ii) developed after such Change of Control without the use of the Sangamo Know-How in existence prior to the closing of such Change of Control, or (iii) developed after such Change of Control and not directly related to zinc finger technology.

1.73 “Sangamo Licensed Technology” means all Sangamo Know-How, Sangamo Patent Rights and Sangamo’s interest in the Joint Technology. For the avoidance of doubt, Sangamo Licensed Technology shall not include Shire Assigned Patent Rights.

1.74 “Sangamo Patent Rights” means Patent Rights Controlled by Sangamo (other than Joint Know-How or Know-How Controlled through the grant of a license by Shire or its Affiliates or Sublicensees hereunder) (a) as of the Amendment Effective Date or (b) that come into the Control of Sangamo after the Amendment Effective Date and claim inventions that are (A) generated by or on behalf of Sangamo in the course of conducting activities under the Collaboration or disclosed in the Patent Rights described in (a) or (B) invented by Sangamo and related to zinc finger technology, or (C) Controlled by Sangamo pursuant to a Third Party License, in each case (a) and (b) that are (i) necessary to practice the licenses granted to Shire herein or (ii) part of, used to implement, or directly related to zinc finger technology and useful to practice the licenses granted to Shire herein. The Sangamo Patent Rights existing as of the Amendment Effective Date are set forth on Schedule 1.74 (it being understood that any Sangamo Patent Right existing as of the Amendment Effective Date that is not set forth on such schedule shall, notwithstanding such omission, still be a Sangamo Patent Right to the extent otherwise provided in this Section 1.74).  Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control of Sangamo, the Sangamo Patent Rights shall not include any Patent Rights owned or Controlled by a Third Party described in the definition of “Change of Control” and (1) existing prior to the closing of such Change of Control, (2) existing after the closing of such Change of Control and claiming inventions made prior to the closing of such Change of Control, (3) claiming only inventions made after such Change of Control without the use of the Sangamo Know-How in existence prior to the closing of such Change of Control, or (4) claiming only inventions made after such Change of Control and not directly related to zinc finger technology.

1.75 “Sangamo Program” means any program of research, development, manufacture or commercialization with respect to any Sangamo Safe Harbor ZF Compound or Sangamo ZF Product.

1.76 “Sangamo Program License” shall have the meaning set forth in Section 8.6.

1.77 “Sangamo Safe Harbor ZF Compound” means any ZF Compound used in a Sangamo ZF Product. For the avoidance of doubt, any ZF Compound that was formerly a Sangamo Safe Harbor ZF Compound and that Specifically Binds a Reverted Target shall no longer be a Sangamo Safe Harbor ZF Compound.

1.78 “Sangamo Targets” means (a) the Factor VIII gene, as defined by Gene ID 2157 in the NCBI-NLM-NIH GenBank and (b) the Factor IX gene, as defined by Gene ID 2158 in the NCBI-NLM-NIH GenBank, in each case including all naturally occurring mutants or allelic variants of such genes; provided, however, that a Target shall cease to be a Sangamo Target when it becomes a Reverted Target.

1.79 “Sangamo ZF Product” means, with respect to a Sangamo Target:

(a) a pharmaceutical product or medical therapy for inserting, into the native locus for human serum albumin or any other Safe Harbor Locus a functional version of such Sangamo Target but not any other Target or locus, which product or therapy (i) contains or employs (A) at least two ZF Compounds, each of which Specifically Binds the native locus for human serum albumin or any other Safe Harbor Locus and (B) a Donor Nucleic Acid that encodes a functional version of the mutant protein encoded by such Sangamo Target and (ii) does not contain or employ (A) any ZF Compound that Specifically Binds a Target or other chromosomal location that is not the native locus for human serum albumin or any other Safe Harbor Locus or within the native locus for human serum albumin or any other Safe Harbor Locus, or (B) any Donor Nucleic Acid that encodes a protein (including a functional portion of a larger protein) that is not a protein encoded by such Sangamo Target; or

(b) a pharmaceutical product or medical therapy that contains or employs a human cell or tissue made using a product or therapy described in Section 1.79(a).

1.80 “Sangamo ZF Product Infringement” shall have the meaning set forth in Section 11.3(a).

1.81 “Sangamo ZF Product Infringer” shall have the meaning set forth in Section 11.3(e)(i).

1.82 “Section 2.4 Rejected Target” shall have the meaning set forth in Section 2.4(c).

1.83 “Services” shall have the meaning set forth in Section 3.3.

1.84 “Shire [***] Patent Rights” means [***].

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1.85 “Shire Know-How” means any Know-How Controlled by Shire or its Affiliates as of the Amendment Effective Date (other than Joint Know-How or Know-How Controlled through the grant of a license by Sangamo or its Affiliates or Sublicensees hereunder) that (a) is or was used with or incorporated in any Sangamo ZF Product in the form that it exists as of the Amendment Effective Date or (b) is necessary or useful to Sangamo in connection with providing the Services. For the avoidance of doubt, the Shire Know-How does not include any Patent Rights.  Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control of Shire, the Shire Know-How shall not include any Know-How that is (A) owned or Controlled by a Third Party described in the definition of “Change of Control” prior to the closing of such Change of Control or (B) developed after such Change of Control without the use of the Shire Know-How in existence prior to the closing of such Change of Control. [***].

1.86 “Shire Licensed Technology” means all (a) Shire Know-How, (b) Shire Patent Rights and (c) Shire’s interest in the Joint Technology.

1.87 “Shire Patent Rights” means Patent Rights Controlled by Shire or its Affiliates as of the Amendment Effective Date (other than through the grant of a license by Sangamo hereunder) that (a) Cover any Sangamo ZF Product in the form that it exists as of the Amendment Effective Date or (b) Cover Sangamo’s performance of the Services in accordance with this Agreement. The Shire Patent Rights existing as of the Amendment Effective Date are set forth on Schedule 1.87 (it being understood that any Shire Patent Right existing as of the Amendment Effective Date that is not set forth on such schedule shall, notwithstanding such omission, still be a Shire Patent Right to the extent otherwise provided in this Section 1.87). Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control of Shire, the Shire Patent Rights shall not include any Patent Rights owned or Controlled by a Third Party described in the definition of “Change of Control” and (i) existing prior to the closing of such Change of Control or (ii) existing after the closing of such Change of Control and claiming inventions made prior to the closing of such Change of Control or (iii) claiming only inventions made after such Change of Control. [***].

1.88 “Shire Program” means any program of research, development or commercialization conducted by or on behalf of Shire or one of its Affiliates or Sublicensees with respect to any Shire ZF Compounds or Shire ZF Products.

1.89 “Shire Target” means the Initial Target or the Additional Target designated as a Shire Target pursuant to Section 2.4; provided, however, that a Target shall cease to be a Shire Target when it becomes a Terminated Target.  For clarity, the Shire Targets will not include any Sangamo Target.

1.90 “Shire ZF Compound” means any ZF Compound that Specifically Binds a particular Shire Target as shown pursuant to the Original Agreement or the activities conducted under the course of the Collaboration. For the avoidance of doubt, any ZF Compound that was formerly a Shire ZF Compound and that Specifically Binds a Terminated Target shall no longer be a Shire ZF Compound.

1.91 “Shire ZF Compound Patent Rights” means any Patent Right that contains only claims limited to Shire ZF Compounds. For the purposes of this Section 1.91, a “claim limited to Shire ZF Compounds” means a claim that (a) includes language that specifically describes one or more ZF Compounds that Specifically Bind a particular Shire Target, (b) if presumed to be issued, would not be infringed by a ZF Compound (or the manufacture or use of a ZF Compound) that, after reasonable inquiry (i) at the time such Patent Right is filed or (ii) with respect to a claim that is first proposed after filing, at the time of such initial proposal, is known to not Specifically Bind such Shire Target, if such ZF Compound were combined with the non-ZF Compound elements, if any, in such claim (c) does not include language that specifically describes a product (or the manufacture or use of such product) that is not a Shire ZF Product, and (d) does not include language describing any product (other than a Shire ZF Compound) or process that is Know-How, whether patentable or not, conceived, discovered, invented, created, made or reduced to practice or tangible medium, whether solely or jointly, by one or more employees, agents or contractors of Sangamo, if such Know-How is being protected as a trade secret by Sangamo, or is the subject of a claim in an existing Patent Right controlled by Sangamo, or is sufficiently disclosed in an existing Patent Right controlled by Sangamo to support a claim to such Know-How in such Patent Right under 35 U.S.C. § 112 (first paragraph), or if Sangamo has not yet filed an intended patent application disclosing or claiming such Know-How (and Sangamo discloses to Shire during the review process described in Section 11.2(a)(i) or (ii), as applicable, that Sangamo intends to file such a patent application), unless Sangamo consents in writing to the inclusion of such Know-How. For clarity, Shire ZF Compound Patent Rights may include both genus and species patent claims that satisfy the criteria set forth above.

1.92 “Shire ZF Product” means, with respect to a Shire Target:

(a) a pharmaceutical product or medical therapy for deleting, inactivating, repairing, modulating the expression of, or inserting a functional version of, such Shire Target but not any other Target or locus (except, in the case of (i) the Initial Target, (ii) the Additional Target if it was a Reserve Target, or (iii) the Additional Target if it was not a Reserve Target to the extent agreed by the Parties in writing in accordance with Section 2.4(a)), [***]), which product or therapy (i) contains or employs at least one Shire ZF Compound which is known at the time of IND/CTA filing to Specifically Bind such Shire Target, and (ii) does not contain or employ (A) any other ZF Compound that, at the time of IND/CTA filing, is known after reasonable inquiry to Specifically Bind a Target or other chromosomal location that is not such Shire Target or within such Shire Target, or (B) any Donor Nucleic Acid that encodes a protein (including a functional portion of a larger protein) that is neither a protein encoded by such Shire Target nor a functional version of the protein encoded by such Shire Target;

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(b) a pharmaceutical product or medical therapy that contains or employs a human cell or tissue made using a product or therapy described in Section 1.92(a); or

(c) a diagnostic product or service for detecting the sequence or allele of such Shire Target [***] (to the extent also contained in a Target that is (i) the Initial Target, (ii) the Additional Target if it was a Reserve Target, or (iii) the Additional Target if it was not a Reserve Target to the extent agreed by the Parties in writing in accordance with Section 2.4(a)), which product or service (A) contains or employs one or more Shire ZF Compounds each of which Specifically Binds such Shire Target and (B) does not contain or employ (1) any other ZF Compound that Specifically Binds a Target or other chromosomal location that is not such Shire Target or within such Shire Target, or (2) any Donor Nucleic Acid that encodes a protein (including a functional portion of a larger protein) that is neither a protein encoded by such Shire Target nor a functional version of the protein encoded by such Shire Target.

1.93 “Shire ZF Product Infringement” shall have the meaning set forth in Section 11.3(a).

1.94 “Shire ZF Product Infringer” shall have the meaning set forth in Section 11.3(b)(i).

1.95 “Shire ZF Product Patent Rights” means any Patent Right that contains only claims limited to Shire ZF Products.  For the purposes of this Section 1.95, a “claim limited to Shire ZF Products” means a claim that (a) includes language that specifically describes one or more Shire ZF Products, (b) if presumed to be issued, would not be infringed by a product (or the manufacture or use of a product) that is not a Shire ZF Product, (c) does not include language that specifically describes a product (or the manufacture or use of such product) that is not a Shire ZF Product, and (d) does not include language describing any product (other than a Shire ZF Compound) or process that is Know-How, whether patentable or not, conceived, discovered, invented, created, made or reduced to practice or tangible medium, whether solely or jointly, by one or more employees, agents or contractors of Sangamo, if such Know-How is being protected as a trade secret by Sangamo, is the subject of a claim in an existing Patent Right Controlled by Sangamo, or is sufficiently disclosed in an existing Patent Right Controlled by Sangamo to support a claim to such Know-How in such Patent Right under 35 U.S.C. § 112 (first paragraph), or if Sangamo has not yet filed an intended patent application disclosing or claiming such Know-How (and Sangamo discloses to Shire during the review process described in Section 11.2(a)(i) or (ii), as applicable, that Sangamo intends to file such a patent application), unless Sangamo consents in writing to the inclusion of such process.

1.96 “[***]” means [***].

1.97 “Specifically Bind” means, with respect to a [***]; provided that with respect to (a) the Initial Target, (b) the Additional Target if it was a Reserve Target, or (c) the Additional Target if it was not a Reserve Target but only to the extent that the Parties agreed in writing in accordance with Section 2.4(a) that Shire may develop Shire ZF Products directed to [***], the determination of whether a ZF Compound “Specifically Binds” to such Shire Target shall not take into account preclinically or clinically significant effects caused by binding of such ZF Compound to the [***] that are not within such Shire Target.

1.98 “Subcontractor” shall have the meaning set forth in Section 3.6.

1.99 “Sublicensee” means an Affiliate or Third Party to whom the applicable Responsible Party (or a Sublicensee or Affiliate) has granted a right to make, use, develop, sell, offer for sale or import a Collaboration ZF Product.

1.100 “Sublicensing Party” shall have the meaning set forth in Section 8.3(a).

1.101 “Support Memorandum” shall have the meaning provided in Section 15.5(a)(vii).

1.102 “Target” means a human gene, including all naturally occurring mutants or allelic variants of such gene, which contributes to a human disease or medical condition when the gene or the protein encoded by such gene is defective, including regions within such gene ([***]) and regions [***]; provided that such [***] are not in [***] and that the [***] does not affect the expression of [***].

1.103 “Term” shall have the meaning provided in Section 15.1.

1.104 “Terminated Product” shall have the meaning provided in Section 15.5(a)(iii).

1.105 “Terminated Target” means (a) both Shire Targets upon termination of this Agreement in its entirety by Sangamo pursuant to Section 15.2 or Section 15.3 or by Shire pursuant to Section 15.4 or, if Shire so elects under Section 15.5(d) upon its termination pursuant to Section 15.2 or Section 15.3, or (b) a single Shire Target upon termination of such particular Shire Target (but not the Agreement in its entirety) by Sangamo pursuant to Section 15.2 or by Shire pursuant to Section 15.4.

1.106 “Territory” means the entire world.

1.107 “Third Party” means any Person or entity other than Sangamo and Shire (and their respective Affiliates).

1.108 “Third Party Licenses” means the Existing Third Party Licenses and any Third Party agreement entered into after the Effective Date that becomes a Third Party License as provided in Section 11.4(b) pursuant to which Sangamo Controls any Know-How or Patent Rights licensed under this Agreement.

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1.109 “Transition Activities” shall have the meaning set forth in Section 2.2(c).

1.110 “Transition Period” shall have the meaning set forth in Section 2.2(c).

1.111 “UPC” shall have the meaning set forth in Section 11.3(f).

1.112 “Value Added Tax” or “VAT” means tax applicable under Council Directive 2006/112/EC or any similar or equivalent indirect tax system operated outside of the European Union and any sales, purchase or turnover tax in any applicable jurisdiction.

1.113 “Withholding Tax Action” shall have the meaning set forth in Section 10.9(b).

1.114 “ZF Compound” means any zinc finger nucleic acid binding protein and any nucleic acid that encodes such protein.

1.115 “ZF Product” means any therapeutic or diagnostic product containing a ZF Compound.

2 OVERVIEW

2.1 Effectiveness of Agreement.  This Agreement is in effect from and after the Amendment Effective Date. Without limitation, as of the Amendment Effective Date, all licenses granted to Shire and all obligations of Sangamo and of Shire under the Original Agreement with respect to (a) the Factor VII gene, as defined by Gene ID 2155 in the NCBI-NLM-NIH GenBank and (b) the Factor X gene, as defined by Gene ID 2159 in the NCBI-NLM-NIH GenBank are hereby terminated, and all rights granted by Sangamo to Shire with respect to such genes shall revert to Sangamo.

2.2 Factor VIII and Factor IX Program Return. By amending and restating the Original Agreement as this Agreement, Shire is returning to Sangamo Shire’s rights under the Original Agreement with respect to the Sangamo Targets and Sangamo Programs and retaining certain rights with respect to the Shire Targets and the Shire Programs.  It is agreed by the Parties that each Party shall have autonomy to develop its own specific programs (i.e., the Shire Programs in the case of Shire and the Sangamo Programs in the case of Sangamo) and for Sangamo to provide research and development support to Shire through the Services and the Operational Activities on a fee-for-service basis as set forth in Section 3.3. Specifically, Shire will control and develop the program directed at the Initial Target and one other program directed at the Additional Target to be designated by Shire in accordance with Section 2.4, and Sangamo will control and develop those programs directed at the Sangamo Targets. The programs directed at these four Targets will be the only programs to which this Agreement pertains. Accordingly, as of the Amendment Effective Date:

(a) Outstanding Expenses.

(i) The Parties stipulate and agree that Shire will have no obligation to reimburse Sangamo with respect to any costs relating to the Factor VII or Factor X gene Targets.

(ii) Schedule 2.2(a) sets forth all outstanding internal and external costs incurred by Sangamo under the Original Agreement that are to be reimbursed by Shire under the Original Agreement in connection with programs directed at the Factor VIII and Factor IX genes as of the Amendment Effective Date. Within [***] of the Amendment Effective Date, Sangamo will invoice Shire for all amounts set forth on Schedule 2.2(a); provided that with respect to those external costs that are identified in Schedule 2.2(a) as estimated amounts and that have not been invoiced to Sangamo by the applicable Third Party as of the Amendment Effective Date, such invoice will include the applicable estimated amount set forth on Schedule 2.2(a). Shire will not be obligated to reimburse Sangamo for any internal or external cost identified on Schedule 2.2(a) that is not invoiced to Shire on or prior to [***] following the Amendment Date.

(iii) Except for any good faith disputes promptly brought to Sangamo’s attention and for which Shire is diligently seeking resolution, Shire shall pay invoices properly submitted by Sangamo under Section 2.2(a)(ii) within 30 days of the date of receipt of the invoice.  With respect to any amounts disputed in good faith by Shire pursuant to the preceding sentence, Shire shall pay all such amounts determined or agreed to be due to Sangamo within 30 days of the date of the resolution of such dispute.

(iv) Shire shall have no further responsibility to reimburse Sangamo, and Sangamo hereby releases Shire and its Affiliates from any obligation to reimburse Sangamo, for any costs or expenses incurred under the Original Agreement, other than (A) those undisputed amounts (or previously disputed amounts that have been determined from a previous resolution or otherwise agreed by the Parties to be due to Sangamo) properly invoiced by Sangamo pursuant to Section 2.2(a)(ii) and (B) those costs and expenses incurred as of the Amendment Effective Date in connection with the program directed at the Initial Target, which Sangamo will invoice and Shire will pay in accordance with the Original Agreement. For clarity, Sangamo will invoice, and Shire will pay, all agreed costs associated with the provision of the Services in accordance with this Agreement.

(b) Assumption of Obligations. Subject to Sangamo’s entry into a master services agreement with [***] as described below, Shire shall assign to Sangamo, and Sangamo shall assume, Shire’s rights and obligations under the statements of work identified on Schedule 2.2(b) (the “SOWs”), which relate solely to the Sangamo Programs.  Promptly after the execution of this Agreement, Shire shall put on hold all work under the SOWs, and Sangamo shall initiate negotiations with [***] regarding the terms of a master services agreement between [***] and Sangamo (the “Sangamo MSA”). Unless the Parties otherwise agree in writing

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(which agreement may pertain to reserving a slot for [***] to perform work after execution of the Sangamo MSA), all work under the SOWs shall remain on hold until Sangamo notifies Shire that Sangamo and [***] have entered into the Sangamo MSA. Upon such notice, Shire shall notify [***] that the SOWs are no longer subject to the Master Services Agreement between Shire and [***] dated [***] but are instead governed by the Sangamo MSA, and [***] should follow Sangamo’s instructions with respect thereto. If Sangamo and [***] have not entered into the Sangamo MSA within [***] after the Amendment Effective Date (or such longer period as the Parties agree upon in writing), then for each SOW Sangamo shall either (a) instruct Shire to have the SOW performed on Sangamo’s behalf and reimburse Shire for all amounts owed to [***] under such SOW on account of such performance or (b) instruct Shire to terminate such SOW and reimburse Shire for any termination fees owed to [***] on account of such termination.

(c) Transition Period. For a period of not more than [***] (the “Transition Period”), at Sangamo’s request, Shire will provide Sangamo with reasonable assistance as necessary to effect the timely and orderly transfer of the Sangamo Programs to Sangamo by performing those activities related to the Sangamo Programs attached hereto as Schedule 2.2(c) (the “Transition Activities”). For clarity, Sangamo’s requests will specify which Transition Activities it would like Shire to perform, Sangamo may make multiple requests during the Transition Period, and Sangamo’s later requests may pertain to Transition Activities that were not the subject of its earlier requests. Sangamo shall pay all Shire FTE costs at the FTE Rate and external costs reasonably incurred by Shire and its Affiliates in the conduct of the Transition Activities in response to Sangamo’s requests, up to a maximum total amount of [***]. If Sangamo requests that Shire or its Affiliates incur any Shire FTE costs or external costs in the conduct of the Transition Activities that will exceed such maximum total amount specified for performance of the Transition Activities, then, following Sangamo’s agreement in writing to pay for up to a specified amount of additional Shire FTE time or additional external costs (notwithstanding such maximum total amount), Shire will invoice Sangamo for all Shire FTE costs (at the FTE Rate) and external costs reasonably incurred by Shire and its Affiliates in connection with such additional Transition Activities that exceed such maximum total amount but do not exceed such specified amount. For further clarity, after such maximum total amount has been met, Shire shall not be obligated to devote Shire FTE time or incur external costs that exceed the specified amount agreed by Sangamo in advance in writing. Shire shall accrue and report its actual costs quarterly during the Transition Period.  Shire shall provide an invoice within five business days of the end of each quarter, with sufficient detail reasonably acceptable to Sangamo (including all statement, receipts or vouchers documenting any external costs), for the activities performed during such quarter and external costs invoiced to Shire during such quarter.  Subject to any good faith disputes promptly brought to Shire’s attention and for which Sangamo is diligently seeking resolution, Sangamo shall pay such invoices within [***] of the date of receipt of the invoice to the extent that (i) such invoices do not collectively exceed the maximum total amount stated above, or (ii) if such invoices do exceed such maximum total amount, Sangamo has agreed with respect to such excess amounts in accordance with this Section 2.2(c). With respect to any amounts disputed in good faith pursuant to the preceding sentence, Sangamo shall pay all such amounts determined or agreed to be due to Shire within [***] of the date of the resolution of such dispute.

(d) Release. Sangamo, on behalf of itself and each of its Affiliates and each of their respective successors and assigns (collectively, the “Releasors”), do hereby now and forever release, remise, hold harmless and forever discharge Shire, its Affiliates, their employees, agents and representatives and each of their respective successors and assigns (collectively, the “Releasees”) of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, claims, rights, damages, losses or liabilities of any nature, character, or kind whatsoever, both at law or in equity, (each a “Claim”) whether known or unknown, suspected or unsuspected, and which arose at any time on or prior to the Amendment Effective Date, or that thereafter could arise based on any act, fact, transaction, matter or cause which occurred on or prior to the Amendment Effective Date arising from, or relating to, the research, development, manufacturing or commercialization of the Sangamo Safe Harbor ZF Compounds or the Sangamo ZF Products, but excluding any Claims arising from or related to the gross negligence or willful misconduct of any Releasees or Shire’s breach of the Original Agreement other than its breach of Section 3.2 and Section 5.1 of the Original Agreement (collectively, the “Released Claims”). The Releasors further agree that they will (i) forbear from exercising any rights or remedies against any Releasee in respect of any or all Released Claims and (ii) not commence any lawsuit or bring any legal or equitable action against any Releasee in respect of any Released Claims.  Each Releasee will be an express beneficiary of the rights and releases granted under this Section 2.2(d) and will be entitled to rely on the same as a defense to any suit brought against such Releasee in contravention of the provisions of this paragraph.

2.3 Collaboration.  Sangamo shall conduct certain activities to identify and preclinically develop Shire ZF Products for Shire to advance through human clinical trials and bring to patients as commercial therapeutics and diagnostics in the applicable Fields, by performing the activities of the Research Program, which activities are outlined in Article 3.  The Research Program will focus on Shire Targets.  This Agreement will be a joint research agreement under 35 U.S.C. § 103(c)(3) entered into for the purpose of researching, identifying and developing Collaboration ZF Products. For the avoidance of doubt, the Research Program will continue during the Research Term until the completion of all activities under the Research Plans, unless the Agreement is terminated in its entirety as provided in Article 15.

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2.4 Shire Target Selection.  Shire shall have the right to designate one additional Target (the “Additional Target”) for inclusion as a Shire Target according to the procedure set forth in Section 2.4(a) through Section 2.4(e), to the extent that such Target is not a Section 2.4 Rejected Target and is not a gene that is related to the cause or treatment of any of the following: [***]; provided that if Shire fails to designate the Additional Target by [***] (or [***] if such Additional Target is a Reserve Target), then Shire shall have no further rights to designate the Additional Target, unless Shire’s failure to designate the Additional Target by such date results from Sangamo’s failure to perform any of its obligations hereunder. Shire may propose up to three proposed Additional Targets  that are not Reserve Targets at a given time for inclusion as the Additional Target according to the procedure set forth in Section 2.4(a) through Section 2.4(e) (but Shire may designate only one Target as the Additional Target).

(a) Notice to Sangamo. Shire shall provide notice to Sangamo of its proposed Additional Targets and shall include in such notice (i) the nucleic acid sequence and locus identification number of the wild-type allele (as obtained from a mutually agreed publicly available database), (ii) the cell(s) in which the protein encoded by each such proposed Additional Target is normally expressed, (iii) whether the product or therapy of interest to Shire for each such proposed Additional Target would be designed to delete, inactivate, repair, modulate the expression of or insert a functional version of such proposed Additional Target; provided that in no event will Shire have the right to propose or designate an Additional Target for which the product or therapy of interest would be [***], (iv) if such proposed Additional Target is not a Reserve Target, whether Shire intends to develop Shire ZF Products [***] and (v) [***] (collectively, the “Additional Target Notice”). If Shire designates as the Additional Target a proposed Additional Target that is not a Reserve Target, then [***]. For clarity, subject to Section 5.5(c), nothing herein will restrict Shire’s ability to freely develop and commercialize Shire ZF Products directed to [***].

(b) Additional Target Clearance.

(i) Reserve Targets. Sangamo shall conduct initial in silico feasibility studies for all Reserve Targets prior to [***]. Following completion of the in silico feasibility study for the Reserve Targets, the Parties will discuss the results of such studies and potential approaches to address any issues or concerns arising from such studies.

(ii) Other Proposed Additional Targets. For each proposed Additional Target that is not a Reserve Target, within [***] (or sooner if practicable) of receipt by Sangamo of the applicable Additional Target Notice, Sangamo shall notify Shire whether the proposed Additional Target is an Excluded Target.  Following such notification, Sangamo shall conduct initial in silico feasibility studies for up to [***] proposed Additional Targets that are not Reserve Targets (and not Excluded Targets) at any given time. Following completion of the in silico feasibility study for each proposed Additional Target that is not a Reserve Target, the Parties will discuss the results of such study and potential approaches to address any issues or concerns arising from such study.

(iii) Feasibility Notice. Prior to [***] with respect to the Reserve Targets, and no later than [***] following Sangamo’s receipt of the Additional Target Notice for each proposed Additional Target that is not a Reserved Target, Sangamo shall notify Shire in writing (the “Feasibility Notice”) whether or not each Reserve Target or each other proposed Additional Target, as applicable: (A) is not a technically viable candidate for developing ZF Compounds that Specifically Bind such proposed Additional Target for the type of product or therapy identified pursuant to Section 2.4(a)(iii), or (B) is subject to any other substantial, bona fide concern known to Sangamo with respect to developing a Shire ZF Product for such Reserve Target or other proposed Additional Target (as applicable). Such notification under Section 2.4(b)(iii)(A) or Section 2.4(b)(iii)(B) shall include an explanation of the reasons, containing an appropriate level of scientific and technical detail, why the Target is not a technically viable candidate or Sangamo’s other substantial and reasonable bona fide concern.

(iv) Designation as Additional Target. Notwithstanding anything to the contrary herein, Shire may in its sole discretion designate a proposed Additional Target as the Additional Target notwithstanding Sangamo’s determination that such in silico feasibility studies demonstrate that such proposed Additional Target is not a technically viable candidate or is subject to any other substantial, bona fide concerns, unless any such concern is a substantial, bona fide and reasonable safety concern, in which case the proposed Additional Target will be a Section 2.4 Rejected Target and Shire will not have the right to designate such proposed Additional Target as a Shire Target.

(v) Costs. Sangamo shall provide to Shire an estimate of all FTE costs (at the FTE Rate) and external costs to be reasonably incurred by Sangamo in connection with conducting its activities under this Section 2.4(b) and Section 2.4(d), and following Shire’s written approval of such proposed budget, Shire shall reimburse Sangamo for all costs included in such approved budget properly invoiced by Sangamo in accordance with Section 3.3(g); provided that such costs do not exceed [***] of such budget approved by Shire; and provided further that Sangamo shall not be obligated to conduct any activities under Section 2.4(b) or Section 2.4(d) that are not reimbursed by Shire.

(c) Rejected Targets. If Sangamo notifies Shire that a proposed Additional Target is rejected because the proposed Additional Target is (i) an Excluded Target or (ii) subject to substantial, bona fide safety concerns as articulated in the Feasibility Notice under Section 2.4(b)(iii) or (iii) subject to the technical viability issues or any other (non-safety-related) concerns articulated in the Feasibility Notice under Section 2.4(b)(iii), and Shire does not notify Sangamo within [***] of Shire’s receipt of the Feasibility Notice that Shire is exercising its right pursuant to Section 2.4(b)(iv) to proceed with such proposed Additional Target nevertheless (each such rejected Target under (i), (ii) or (iii), a “Section 2.4 Rejected Target”), then such Section 2.4 Rejected Target shall not be included as a Shire Target.

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(d) Target Assessment. If such proposed Additional Target is not a Section 2.4 Rejected Target or a Reserve Target, then Shire shall have [***] from receipt of the Feasibility Notice from Sangamo to conduct a review and evaluation of all relevant intellectual property relating to such proposed Additional Target and the Parties shall discuss the same; provided that Shire shall be solely responsible for all intellectual property assessments concerning such proposed Additional Target. With respect to all Reserve Targets, Shire may conduct its review and evaluation of all relevant intellectual property relating to such proposed Reserve Target at any time, so long as its assessment is complete sufficiently in advance to permit Shire to designate such Reserve Target as the Additional Target prior [***].

(e) Target Designation. Prior to the end of the review period set forth in Section 2.4(d), Shire shall, in its sole discretion, determine whether to designate a proposed Additional Target as the Additional Target, and shall notify Sangamo of such determination.  If Shire does not elect under this Section 2.4(e) to designate a proposed Additional Target as the Additional Target by the end of the applicable review period set forth in Section 2.4(d), such proposed Additional Target shall not be the Additional Target and neither Party shall have any rights or obligations to the other Party hereunder in respect of such proposed Additional Target, except as required pursuant to Article 12.  If Shire does elect under this Section 2.4(e) to designate a proposed Additional Target as the Additional Target and it has not designated any other proposed Additional Target as the Additional Target, then such proposed Additional Target shall become the Additional Target and the Parties shall not have any further obligations under Section 2.4 (other than Shire’s obligation to reimburse Sangamo pursuant to Section 2.4(b)(v)).  If Shire does not designate any proposed Additional Target as the Additional Target and it has not designated any other proposed Additional Target as the Additional Target, then the Parties will repeat the process under this Section 2.4, to the extent applicable, provided that if Shire desires to propose a potential Additional Target that is not a Reserve Target, Shire shall provide a new proposed Additional Target no later than [***] after (i) the date on which the most recently proposed Additional Target becomes a Section 2.4 Rejected Target or (ii) if such Target is not a Section 2.4 Rejected Target, the end of the [***] review period in Section 2.4(d), as applicable; provided that, subject to the proviso in the first sentence of the first paragraph of Section 2.4, Shire shall not have the right to propose or designate an Additional Target that is not a Reserve Target after [***], and Shire shall not have the right to propose or designate an Additional Target that is a Reserve Target after [***].  Shire shall not have the right to replace a Shire Target or to designate more than one Additional Target.

(f) No Encumbrance of Reserve Targets. Sangamo shall ensure that at all times prior to the earlier of [***] or the date of Shire’s designation of the Additional Target, (i) clauses (b) and (c) of the definition of Excluded Target do not apply to any Reserve Target and (ii) the nucleic acid sequence of the allele to be targeted by Sangamo or a Third Party licensee with respect to a Target described in clauses (b) and (c) of the definition of Excluded Target is not a [***] of a Reserve Target. For the avoidance of doubt, the [***] for each Reserve Target are identified on Schedule 1.65.

3 RESEARCH PROGRAM; RESEARCH TERM

3.1 Sangamo Responsibilities. Subject to the terms of this Agreement, Sangamo shall be solely responsible for the management and direction of the Sangamo Programs in its sole discretion and at its sole cost and expense.

3.2 Shire Responsibilities. Subject to the terms of this Agreement, Shire shall be solely responsible for the management and direction of the Shire Programs in its sole discretion and at its sole cost and expense.  Without limitation, Shire shall be responsible for oversight of the Research Program during the Research Term and Development Plans, including activities conducted pursuant to the Research Plans, Development Plans, preclinical work, and IND/CTA submissions for each Shire Target.

3.3 Research and Development Services.  Shire may, in its sole discretion, engage Sangamo to provide certain (i) research and development services with respect to a Shire Target to identify or support the preclinical development of Development Candidates, to the extent that such services are described on Schedule 3.3 (together with the Exclusive Services, the “Services”), and (ii) Operational Activities, which Services and Operational Activities will be described in one or more Research Plans executed by the Parties, and Sangamo hereby agrees to provide such Services and Operational Activities to Shire.

(a) Exclusive Services. Solely with respect to the Exclusive Services (and no other Services), Shire shall engage only Sangamo (and no other Third Party) under this Article 3 to conduct the Exclusive Services for the Additional Target.

(b) Non-Exclusive Services. Nothing herein will prevent Shire from performing, or having performed on its behalf by any Third Party, any service described on Schedule 3.3 (other than Exclusive Services), including [***] of Shire ZF Products prior to Development Candidate Selection. If Shire wishes to conduct (or have conducted) such [***], then Sangamo shall disclose [***] to Shire or its designee solely to the extent [***] that will include [***] provided, however, that Sangamo’s agreement to such [***]. In any event, however, Shire will not have access to (nor will Shire reverse engineer or have reverse engineered) [***], whether such [***] is conducted by Shire or by a Third Party, and Shire will only receive access after [***]. Instead, prior to such [***], Sangamo will serve as the intermediary to the degree that [***] are to be transferred to any Third Party engaged by Shire to perform such [***]; provided, however, that Sangamo will not be obligated to serve as such an intermediary unless such Third Party enters into a confidentiality agreement with Sangamo that reasonably restricts such Third Party’s disclosure and use [***].  Shire shall and hereby does, or shall cause the applicable Third Party to, [***]; provided that Shire shall [***] in the course of [***].

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(c) Performance of the Exclusive Services [***]. If Sangamo materially breaches its obligation to provide the Exclusive Services in accordance with the terms of this Agreement or as set forth in a Research Plan and fails to cure such breach within [***] days of receiving written notice thereof from Shire, then, at Shire’s election (A) Shire may immediately terminate this Agreement in accordance with Section 15.2; provided that no additional cure period will be afforded to Sangamo or (B) in lieu of termination of this Agreement, Shire may cause the following to apply by providing written notice to Sangamo, in which case the following will be Shire’s sole remedy for such material breach:

(i) the exclusivity restrictions set forth in Section 3.3(a) will not apply to the applicable Exclusive Services and [***];

(ii) Sangamo shall disclose [***] that is required to enable the performance of such Exclusive Services [***], in accordance with a procedure to be mutually agreed by the Parties that will include reasonable safeguards to protect the confidentiality of Sangamo’s trade secrets; provided that agreement to such procedure by Sangamo shall not be unreasonably withheld, conditioned or delayed; and

(iii) Sangamo shall reimburse Shire for the external costs to be incurred by Shire in connection with having [***] perform such Exclusive Services.

(d) Research Plan Content. All research and development Services and Operational Activities to be performed with respect to each Shire Target shall be set forth in one or more separate Research Plans developed by Shire and mutually agreed by the Parties; provided that agreement to the Research Plan by Sangamo shall not be unreasonably withheld, conditioned or delayed.  The objective of all Services performed under each Research Plan with respect to each Shire Target will be to achieve Development Candidate Selection for at least one Shire ZF Product for such Shire Target and to perform any other additional research and development activities mutually agreed to by the Parties following such Development Candidate Selection; provided that in no event will Sangamo be obligated to conduct any activities required for Development Candidate Selection that are not described on Schedule 3.3 unless otherwise agreed by Sangamo in a Research Plan executed by the Parties. Each Research Plan will contain (i) a work plan and timeline, (ii) a description of the specific activities to be performed by Sangamo, including all Operational Activities, and the planned monthly FTE usage and maximum total number of hours that Sangamo is obligated to spend on each such Operational Activity, and (iii) an estimate, to be proposed by Sangamo and mutually agreed to by the Parties in advance of execution of the applicable Research Plan, of the FTE costs (at the FTE Rate) and the external costs to be incurred by Sangamo in the performance of the Services and Operational Activities to be provided pursuant to such Research Plan (for each Research Plan, the “Budget”). In addition, each Research Plan shall identify a Sangamo project leader, reasonably acceptable to Shire, which project leader shall devote no less than [***] of his or her time to carrying out the Research Plan during the active conduct of such Research Plan prior to Development Candidate Selection thereunder, and will participate in the working team in accordance with Section 3.4(a).  Each Research Plan shall be consistent with the terms of this Agreement and shall be appended to and form a part of this Agreement. Upon execution of a Research Plan by both Parties, such Research Plan shall become effective as of the date so indicated. Sangamo shall perform the Services consistent with this Agreement and the applicable Research Plan. In the event of an inconsistency between a Research Plan and this Agreement, the terms of this Agreement will prevail except to the extent the Research Plan expressly provides that it is intended to override this Agreement.  The initial Research Plan for the Initial Target as of the Amendment Effective Date, which may be subsequently modified by the Parties in accordance with Section 3.3(e), is set forth in Schedule 3.3(d).

(e) Research Plan and Budget Changes.

(i) Each Research Plan shall be reviewed and updated as necessary, but at least [***], by Shire, subject to Sangamo’s approval as described below. Sangamo will have the right to review and comment on each Research Plan, and all updates thereto. Changes to the Services (including the scope or timeline thereof) included in a Research Plan, or any Budget therein, or the provision of any service or activity by Sangamo not set forth in a Research Plan, may in each case only be made by mutual agreement of the Parties in writing; provided that if Shire requests that Sangamo perform additional [***] services within [***] months after the delivery of the Final Research Report pursuant to Section 3.4(d) to [***] pursuant to the Research Program that have [***], then Sangamo will perform such services upon Shire’s request (and such services will be “Services” for the purposes of this Agreement regardless of whether they are identified in a Research Plan) and Shire will reimburse Sangamo for its FTE costs (at the FTE Rate) and external costs  incurred in the course of performing such screening services.

(ii) If Shire wishes to change or terminate the scope of the Services included in a Research Plan, then Shire shall so advise Sangamo and shall submit a proposed amendment with detailed specifications to Sangamo.  Upon receiving such proposed amendment, Sangamo shall provide Shire with its written estimate of the FTE costs (at the FTE Rate) and external costs associated with performing the changed or additional services, and such additional costs will be included in the applicable Budget.  In addition, if Sangamo reasonably anticipates that the costs of conducting, or having a Subcontractor conduct, any activity set forth in a Research Plan will exceed the amount set forth in the then-current Budget therefor, Sangamo may notify Shire and request a change to the Budget. Such notification shall include a Sangamo proposed budget change, which shall identify the activity and cost differences from the existing Budget.  The Parties shall in good faith discuss all such changes to the Services requested by Shire or changes to any Budget proposed by Sangamo and will use good faith efforts to agree to any such changes within [***] of a Party’s request therefor. If

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the Parties are unable to agree on the specific terms of any such amendment, no changes shall be made. Further, if (i) the Parties are unable to agree with respect to the terms of any amendment to the Services or the provision by Sangamo of any new service or activity not set forth in the Research Plan, or (ii) Shire does not agree to any Budget change requested by Sangamo for any activity set forth in a Research Plan, then in each case Sangamo shall not be obligated to conduct, or cause any Subcontractor to conduct, any such activity that will not be fully reimbursed by Shire, and Shire shall have the right to perform such activity itself or freely subcontract such activity to any Third Party; provided, however, if failure to agree relates to any Exclusive Service, then Shire may [***] and (A) the exclusivity restrictions set forth in Section 3.3(a) will not apply to Shire’s subcontracting of such activity [***] and (B) the terms of Section 3.3(c)(i) and Section 3.3(c)(ii) will apply.

(f) Budgeted Costs. Shire shall pay the Sangamo FTE costs (at the FTE Rate) and external costs incurred by Sangamo and its Affiliates in the conduct of Services in accordance with the Budget set forth in the applicable Research Plan.  The FTE costs will be calculated using the FTE Rate and the number of FTEs will be calculated based on the average of the applicable percentage of weekly time attributable to the Research Program for each FTE, based on a [***] hour week, up to a maximum of [***] hours per week for each FTE. For the avoidance of doubt, external costs will be passed through to Shire with no mark-up by Sangamo. Following approval of a Budget variances from such Budget [***] shall be paid by Sangamo in accordance with Section 3.3(e), unless otherwise agreed to by Shire, other than with respect to amounts incurred by Sangamo for time spent for a particular Operational Activity in excess of the amount of time set forth in the Research Plan for such activity.  Solely with respect to the Operational Activities, any assistance by Sangamo to Shire or communications between Sangamo and Shire that exceed the number of hours allocated to the applicable Operational Activity in the Research Plan will not be within the scope of the Research Plan or Budget. Instead, following Shire’s request that Sangamo conduct the applicable Operational Activity and Shire’s agreement with respect to such time in excess of the applicable maximum number of hours with respect to such applicable Operational Activity, Sangamo will invoice Shire for all Sangamo FTE costs (at the FTE Rate) and external costs reasonably incurred by Sangamo and its Affiliates in connection with such additional activities in accordance with Section 3.3(g).

(g) Invoices. Sangamo shall accrue its actual costs quarterly.  Sangamo shall provide an invoice of such actual costs within [***] days of the end of each quarter, with sufficient detail reasonably acceptable to Shire (including all statement, receipts or vouchers documenting any external costs), for the activities performed during such quarter and external costs invoiced to Sangamo during such quarter. For activities set forth in the Research Plan (other than the Operational Activities), the actual number of FTEs or external costs reported in the invoice may not [***] of the expected number based on each Budget for each Research Plan; provided that the actual number is consistent with, and not more than [***], the overall Budget for a particular Research Plan.  Shire shall have no obligation to pay Sangamo any amount that (i) is more than [***] the Budget for any Research Plan in any quarter, or (ii) exceeds [***] the overall Budget under a Research Plan most recently agreed by the Parties. Activities requested by Shire to be performed by Sangamo and not set forth in the Research Plan, and Operational Activities (to the extent that Sangamo expends more time than specified for such activity in the applicable Research Plan) are not subject to the preceding sentence.  On a monthly basis, with respect to each Operational Activity set forth in each Research Plan, Sangamo shall provide written notice to Shire summarizing (i) a good faith estimate of the number of hours Sangamo has then spent toward such Operational Activity in such month and (ii) the number of hours forecasted to be spent by Sangamo on such Operational Activity in the upcoming month; provided, however, that the numbers of hours set forth in such monthly notices shall not be binding upon either Party and shall not limit or reduce the amounts that Shire would otherwise be obligated to pay pursuant to this Section 3.3. For clarity, and notwithstanding anything to the contrary set forth herein, Shire will not be required to reimburse Sangamo for any time spent on Operational Activities in excess of the maximum number of hours set forth in the applicable Research Plan unless Shire has agreed in advance in writing with respect to such excess time. For further clarity, Sangamo shall not be obligated to spend more time on any Operational Activity than the excess time agreed by Shire in advance in writing.

(h) Ongoing Knowledge Transfer. In the course of performing Services, Sangamo will transfer to Shire all Sangamo Know-How (i) developed under the Services or (ii) reasonably requested by Shire and not previously provided to Shire, in each case by providing copies of requested documentation, materials and other embodiments of such technology, and by making available its qualified technical personnel as set forth under the applicable Research Plan to consult with Shire with respect to such technology or as otherwise reasonably requested by Shire. If the amount of time requested by Shire with respect to such technical assistance exceeds the maximum number of hours Sangamo is obligated to spend on such activity under the applicable Research Plan, then Shire shall reimburse Sangamo’s FTE costs (at the FTE Rate) and external costs of such technical assistance (with no mark-up thereon). Except as provided under Section 3.3(c)(ii), Sangamo shall have no obligation to transfer Know-How relating to the provision of the Exclusive Services.

(i) Quality and Timeliness.  Sangamo shall perform the Services using at least the same degree of care and effort that it uses to perform similar services on its own behalf for its own programs, and using qualified personnel with sufficient skill and experience and will use Commercially Reasonable Efforts to perform the Services in compliance with the timelines and work plan set forth in the Research Plan.

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3.4 Conduct.

(a) Working Teams. The Parties will form a working team for each Research Plan comprising at least the project leader for the Research Plan (who will be a Shire employee) and the Sangamo team leader (who will be a Sangamo employee) and one or more representatives from each of Shire and Sangamo, which team will stay in active communication about activities taking place and Results arising under the respective Research Plan.  This team shall confer regularly to ensure close cooperation and exchange of information between the Parties as Sangamo fulfills its responsibilities under the Research Program.  The working teams will not have decision making authority, but will facilitate the day-to-day implementation of the Research Plans.  If the amount of time requested by Shire with respect to such participation on the working teams exceeds the maximum number of hours Sangamo is obligated to spend on such activity under the applicable Research Plan, then Shire shall reimburse Sangamo’s FTE costs (at the FTE Rate) and external costs of such participation (with no mark-up thereon).

(b) Materials Transfer. To facilitate the conduct of the Research Program or a Development Plan, or otherwise pursuant to Section 5.4(d), either Party may provide to the other Party certain biological materials or chemical compounds owned by or licensed to the supplying Party for use by the other Party (such materials or compounds and any progeny and derivatives thereof, collectively, “Materials”).  All such Materials shall remain the sole property of the supplying Party, shall be used only in the fulfillment of obligations or exercise of rights under this Agreement and solely under the control of the receiving Party, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects, unless expressly agreed.  The Materials supplied under this Section 3.4(b) are supplied “as is” and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.

(c) Interim Research Reports.  During the Research Term, if Shire would like a report summarizing the Services performed by Sangamo under the Research Plans over any time period (each, an “Interim Research Report”) Sangamo will provide any and all necessary or useful Results, information, raw data, data sets, protocols and analysis performed under the Services to enable Shire to prepare a draft of such report for Sangamo’s review and revision. Sangamo shall review and revise each such draft Interim Research Report in accordance with the applicable amount of time set forth under the applicable Research Plan.

(d) Final Research Report. With respect to the Research Program for each Shire Target, no later than [***] days after completion of Sangamo’s Services and all Operational Activities contemplated at such time under such Research Program in accordance with the Research Plan, Sangamo shall prepare and submit to Shire a final written report summarizing all activities undertaken and all accomplishments achieved in connection with such Research Program in a format set forth in the Research Plan (each, a “Final Research Report”). Each Final Research Report shall contain a complete and accurate description of the results and conclusions of the Services under the applicable Research Plan, including (i) a list of all [***] set forth in the applicable Research Plan or any amendment thereto, including [***] that have [***] with more than [***], (iii) a summary of all [***] under such Research Program, in hard copy and electronic format, including relevant [***], (iv) [***] and (v) written updates to Schedule 1.74 as necessary based on applicable [***] or [***].  The contents of each Interim Research Report and Final Research Report shall be considered Confidential Information of both Parties until Development Candidate Selection by Shire, and will be considered Confidential Information of Shire following such Development Candidate Selection by Shire, and in each case shall be subject to the rights and obligations of the Parties under Article 12.  If the amount of time requested by Shire with respect to assistance and preparation of the Interim Research Reports and Final Research Reports exceeds maximum number of hours Sangamo is obligated to spend on such activity under the applicable Research Plan, then Shire shall reimburse Sangamo’s FTE costs (at the FTE Rate) and external costs of such assistance (with no mark-up thereon).

3.5 Development Candidate Selection.  With respect to each Shire Target, Shire will have the option to designate as Development Candidates one or more [***] of potential Development Candidates in any Interim Research Report or the Final Research Report (“Development Candidate Selection”) in its sole discretion. Shire may make a Development Candidate Selection for a Shire ZF Compound at any time during the Term by delivering a written notice to Sangamo indicating that it elects to designate such Shire ZF Compound as a Development Candidate. Shire will not file an IND/CTA for any [***] that Shire has not designated as a Development Candidate pursuant to this Section 3.5.

3.6 Subcontractors. In performing its activities under any Research Plan and this Agreement, Sangamo may engage any consultant, subcontractor, or other vendor to conduct Sangamo’s obligations under a Research Plan (each, a “Subcontractor”); provided that all such engagements and any contracts related to such engagements are approved in advance by Shire and identified in the applicable Research Plan or an executed amendment thereto.  To facilitate approval of all Subcontractors by Shire, Sangamo shall identify each Subcontractor, the activities proposed to be performed by such Subcontractor and the budget for such activities.  Shire in its discretion may request a copy of the proposed contract with the Subcontractor prior to approving such contract, and any agreement with a permitted Subcontractor pertaining to the Research Program shall be consistent with the provisions of this Agreement.  Without limitation, such contracts entered into with Third Party Subcontractors shall contain provisions, including those relating to intellectual property, confidentiality and non-use, adequate for Shire to enjoy the licenses and assignments granted hereunder as though Sangamo had performed the contracted work itself and that are no less stringent than those set forth in this Agreement.  For the avoidance of

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doubt, during the period prior to Sangamo’s transfer of information and materials to Shire pursuant to Section 3.3(h) or Section 5.4(b) (as applicable), Sangamo shall, and shall require its Affiliates and any Subcontractor to, maintain such information and materials as required by law in connection with any IND or CTA anticipated to be filed in connection with the applicable ZF Compound or ZF Product. Sangamo shall be responsible for the management of its permitted Subcontractors. The engagement of any Subcontractor in compliance with this Section 3.6 shall not relieve Sangamo of its obligations under this Agreement or any applicable Research Plan.

3.7 Compliance. In performing its activities under any Research Plan and this Agreement, Sangamo will, and will require its Affiliates and any Subcontractor to, comply with all applicable laws, regulations and guidelines concerning such manufacturing and development activities.  In no event shall Sangamo conduct, or be obligated to conduct, any activities under a Research Program or otherwise for Shire in compliance with Good Manufacturing Practices or GLP (or similar standards) for the performance of laboratory activities as are required by applicable law.

3.8 Records.

(a) Research Records Sangamo shall create and maintain, and cause its employees and Subcontractors to maintain, written records and laboratory notebooks of the data and other information generated or recorded in the performance of the Services (collectively, the “Results”) and all such Results shall be Know-How created under the course of the Collaboration and subject to applicable terms of this Agreement. Sangamo will maintain all such Results in sufficient detail and in a good scientific manner appropriate for (i) inclusion in filings with regulatory authorities, and (ii) obtaining and maintaining intellectual property rights and protections, including Patent Rights. Such Results shall be complete and accurate in all material respects and shall fully and properly reflect all work done, data and developments made, and results achieved. Laboratory notebooks shall be signed, dated and witnessed on a regular basis.  During the Research Term Sangamo shall periodically, but not less than [***], allow Shire to inspect and, to the extent necessary or useful for such regulatory or intellectual property protection purposes, copy such Results.

(b) Expense Records. Sangamo shall maintain complete and accurate books, records and accounts used for the determination of FTEs and external expenses incurred in connection with the performance of the Services, in sufficient detail to confirm the accuracy of any payments required under this Agreement, which books, records and accounts will be retained by Sangamo for three years after creation of the individual records, or longer as is required by applicable law. Such books, records and accounts shall be kept in accordance with U.S. GAAP and Sangamo’s then-current accounting procedures. For the avoidance of doubt, if Sangamo’s then-current accounting procedures are not U.S. GAAP compliant, then Sangamo shall alter its accounting procedures such that they are U.S. GAAP compliant.

3.9 Shire Audit Rights.

(a) Audit Frequency. Upon [***] advance written notice by Shire and not more than once in each calendar year, Sangamo and its Affiliates shall permit an independent certified public accounting firm of internationally-recognized standing, selected by Shire and reasonably acceptable to Sangamo, at Shire’s expense, to have access during normal business hours to such of the records of Sangamo and its respective Affiliates as may be reasonably necessary to verify the accuracy of the invoices provided by Sangamo to Shire pursuant to Section 3.3(g) for any year ending not more than 18 months prior to the date of such request.  No year may be audited more than once, except for cause.  The accounting firm will enter a confidentiality agreement reasonably acceptable to Sangamo governing the use and disclosure of Sangamo’s information disclosed to such firm, and such firm shall disclose to Shire only whether the invoices are correct or not and the specific details concerning any discrepancies, which information shall be Confidential Information of Sangamo.

(b) Overpayments. Unless disputed by Shire or Sangamo in good faith, if such accounting firm concludes that the amounts paid during the audited period were more or less than the amounts actually due to Sangamo, Shire shall pay any additional amounts due, and Sangamo will refund any amounts overpaid, in each case plus interest as set forth in Section 10.12, within 30 days after the date the written report of the accounting firm so concluding is delivered to Sangamo and Shire.  The fees charged by such accounting firm shall be paid by Shire; provided that if the audit discloses that the amounts payable by Shire for such period have been overpaid by more than [***] percent, then, subject to Section 3.9(c), Sangamo shall pay the reasonable fees and expenses charged by such accounting firm.

(c) Audit Disputes. In the event of a good faith dispute by Shire or Sangamo regarding the result of an audit made pursuant to this Section 3.9, the Parties shall agree in good faith on an alternative independent certified public accounting firm of internationally-recognized standing to perform a second audit.  If such audit is requested by Shire because Shire was found by the initial audit to have underpaid and the second audit confirms that Shire underpaid, then Shire shall bear all costs associated with the second audit.  If such audit is requested by Sangamo because Shire was found by the initial audit to have overpaid and the second audit confirms that Shire overpaid, then Sangamo shall bear all costs associated with the second audit. Notwithstanding the above, in the event that the second audit confirms the findings of the first audit, the requesting Party shall pay. No over or under payment indicated by the initial audit shall be payable in the event of a dispute until the second audit is complete and such second audit shall be binding on the Parties, with any under or over payment determined thereby, plus interest as set forth in Section 10.12, being payable within 30 days after the date the written report of the accounting firm so concluding is delivered to Sangamo and Shire.

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(d) Confidential Treatment. Shire shall treat all financial information disclosed by its accounting firm pursuant to this Section 3.9 as Confidential Information of Sangamo for purposes of Article 12 of this Agreement, and shall cause its accounting firm to do the same.

4 RESEARCH COMMITTEE

4.1 Composition. The Research Committee shall be formed as soon as practicable, but no later than 30 days following the Amendment Effective Date. The Research Committee shall be comprised of an equal number of representatives from each Party, up to four and initially two. Each Party shall promptly notify the other Party in writing of its initial representatives to the Research Committee, and may substitute one or more representatives from time-to-time effective upon written notice to the other Party.  A designated representative [***] shall be responsible for setting the agenda for meetings of the Research Committee, with input from the other members, and for conducting the meetings of the Research Committee.

4.2 Meetings. The Research Committee shall meet in person or by teleconference not less than twice per year during the Research Term.  Subject to the preceding sentence, the Research Committee shall meet on such dates and at such times and places as agreed to by the members of the Research Committee.  Meetings may be in person or by tele- or videoconference.  Shire shall be responsible for all its own expenses relating to attendance at or participation in Research Committee meetings, and shall reimburse all external costs incurred by Sangamo (without markup) in connection with preparing for, traveling to, attending and participating in such meetings. If the amount of time requested by Shire with respect to Sangamo’s participation on the Research Committee exceeds the maximum number of hours Sangamo is obligated to spend on such activity under the applicable Research Plan, then Shire shall reimburse Sangamo’s FTE costs (at the FTE Rate) of such participation.  Within 10 days following each Research Committee meeting, Shire shall cause to be prepared and will provide to Sangamo a draft of reasonably detailed written minutes describing all matters discussed at each meeting of the Research Committee and shall provide to all representatives of the Research Committee copies of all Interim Research Reports and Final Research Reports as may be presented and discussed at each Research Committee Meeting.  The minutes and the drafts of any minutes shall be the Confidential Information of both Parties.

4.3 Information Exchange.  The Research Committee will be an information sharing and discussion body only and will review and discuss the activities being performed under the Research Program or a Development Plan (to the extent relevant), all Results generated under each Research Plan and all Interim Research Reports and Final Research Reports. Additionally, with respect to each Research Plan, the project leader for each Research Plan will, for information purposes only, (a) at least one Research Committee meeting each year, present to the Research Committee each then-current Research Plan and (b) at each meeting, present to the Research Committee an update of the key activities conducted and Results achieved under each then-current Research Plan.

5 DEVELOPMENT AND COMMERCIALIZATION

5.1 Shire’s Diligence Obligations.  Shire shall: (a) use Commercially Reasonable Efforts to file [***]; (b) for each Shire Target for which an IND or CTA is filed for a Shire ZF Product directed to such Shire Target, use Commercially Reasonable Efforts to obtain Marketing Approval for at least one therapeutic Shire ZF Product directed to such Shire Target in the United States or at least one Major European Country; and (c) use Commercially Reasonable Efforts to [***] each Shire ZF Product in [***]. Sangamo’s sole and exclusive remedy for any breach by Shire of this Section 5.1 shall be [***].

5.2 Sangamo’s Diligence Obligations.  Sangamo shall: (a) use Commercially Reasonable Efforts to file an IND or CTA for at least one Sangamo ZF Product that contains or employs [***]; (b) for each Sangamo Target for which an IND or CTA is filed for a Sangamo ZF Product directed to such Sangamo Target, use Commercially Reasonable Efforts to obtain Marketing Approval for at least one therapeutic Sangamo ZF Product directed to such Sangamo Target in the United States or at least one Major European Country; and (c) use Commercially Reasonable Efforts to commercialize each Sangamo ZF Product in each country in which Marketing Approval of such Sangamo ZF Product is obtained. Shire’s sole and exclusive remedy for any breach by Sangamo of this Section 5.2 shall be [***].

5.3 Shire Responsibilities. After Development Candidate Selection, other than any Services to be provided by Sangamo, subject to Section 5.1, Shire shall assume sole responsibility for and have sole discretion over all development, regulatory, manufacturing and commercialization activities for Shire ZF Products (including any Shire ZF Compounds included therein), including (a) the planning, execution and submission of, and expenses associated with, IND-Enabling Studies and clinical trials of such Shire ZF Products; (b) the selection of the countries in which Shire will pursue and maintain Marketing Approvals for such Shire ZF Products and expenses related to obtaining and maintaining such Marketing Approvals; and (c) commercialization of such Shire ZF Products in the Territory and expenses associated with the commercialization of such Shire ZF Products.  Shire and its Affiliates shall comply with all applicable laws, regulations and guidelines in conducting its clinical development, manufacturing and commercialization activities under this Agreement; provided, however, that Sangamo’s sole remedy for Shire’s or its Affiliate’s breach of this last sentence of Section 5.3 will be [***], and Sangamo will have [***].

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5.4 Sangamo Responsibilities.

(a) Sangamo ZF Products. Subject to Section 5.2, Sangamo shall have sole responsibility for and sole discretion over all development, regulatory, manufacturing and commercialization activities for Sangamo ZF Products (including any Sangamo Safe Harbor ZF Compound included therein), including (a) the planning, execution and submission of, and expenses associated with, IND-Enabling Studies and clinical trials of such Sangamo ZF Products; (b) the selection of the countries in which Sangamo will pursue and maintain Marketing Approvals for such Sangamo ZF Products and expenses related to obtaining and maintaining such Marketing Approvals; and (c) commercialization of such Sangamo ZF Products in the Territory and expenses associated with the commercialization of such Sangamo ZF Products.  Sangamo and its Affiliates shall comply with all applicable laws, regulations and guidelines in conducting its clinical development, manufacturing and commercialization activities under this Agreement; provided, however, that Shire’s sole remedy for Sangamo’s or its Affiliate’s breach of this last sentence of Section 5.4(a) [***], and Shire will have [***] by Sangamo or its Affiliates.

(b) Selection Knowledge Transfer. No later than [***] days following each Development Candidate Selection, and in accordance with the Research Plan, with respect to such Development Candidate, Sangamo will complete the transfer to Shire of all of the following, to the extent not already in Shire’s possession: (i) Results, (ii) a written summary, in a form specified in the Research Plan, of all [***] activities (including [***]) for the applicable Target performed by Sangamo under the applicable Research Plan and (iii) all relevant Sangamo Know-How (including synthesis protocols and documentation) necessary or useful (to the extent actually used by Sangamo at such time or in the course of the Collaboration with respect to the applicable Shire Target) for Shire to manufacture supplies of such Shire ZF Product according to the specifications and manufacturing techniques then in use by Sangamo for such Shire ZF Product [***]. Sangamo will provide such technical assistance Services to Shire as necessary to complete the transfer of such Sangamo Know-How in accordance with the Research Plan. If the amount of time requested by Shire with respect to such transfer or technical assistance exceeds the maximum number of hours Sangamo is obligated to spend on such activity under the applicable Research Plan, then Shire shall reimburse Sangamo’s FTE costs (at the FTE Rate) and external costs of such technical assistance (with no mark-up thereon).  In addition, reasonably promptly after the date on which Shire provides notification to Sangamo of Development Candidate Selection, (A) Sangamo will supply to Shire any then-existing supplies of any and all such Shire ZF Product (including any applicable Shire ZF Compound included therein) manufactured by or on behalf of Sangamo (except to the extent that any such supplies need to be retained by Sangamo or its manufacturer, consistent with the requirements of regulatory authorities or otherwise as required by law), and (B) to the extent any manufacturing contracts between Sangamo and a Third Party contract manufacturer are specific to such Shire ZF Product (or any applicable Shire ZF Compound included therein), Sangamo will, if permitted under the terms of the contract, assign such contract to Shire.

(c) Ownership Assignments. Following each Development Candidate Selection by Shire, with respect to such Development Candidate, Sangamo shall (i) promptly transfer to Shire all information and materials in Sangamo’s possession and Control that are required, or could reasonably be expected to be required, whether by law, regulation or otherwise, to be maintained by the holder of an IND/CTA, or that are useful or necessary to file an IND/CTA, (ii) for any information and materials of the type otherwise described in clause (i) but that are in Sangamo’s Control and in the possession of a Third Party service provider, Sangamo will either (A) if requested by Shire, assign to Shire such contract (which contract Shire shall assume), to the extent assignable, or (B) if not assignable (either by its terms or because it does not relate solely to such Shire ZF Product), provide access to such information and materials to Shire; provided that Shire bears all costs for maintenance of and access to such information and materials, (iii) provide Shire access, to the extent reasonably requested by Shire and necessary or useful for Shire to pursue the clinical development and Marketing Approval of (or the maintenance of Marketing Approval of) such Shire ZF Product, to any information and materials in Sangamo’s Control that are related to such Shire ZF Product and used or generated in conducting activities under the applicable Research Plan but are not addressed in clause (i) or (ii), which information and materials Sangamo shall maintain for two years following Development Candidate Selection and shall not thereafter destroy without providing Shire notice and the opportunity to access such information and materials, and (iv) provide, at Shire’s expense (including FTE costs and external costs), such Services as Shire may reasonably request to assist Shire in the clinical development, Marketing Approval and commercialization of such Shire ZF Product during the Royalty Period for such Shire ZF Product, to the extent that such activities are not set forth in the applicable Research Plan and Sangamo has the relevant expertise and then available capacity by functional group or is capable of acquiring sufficient capacity through the use of Commercially Reasonable Efforts.

(d) Shire ZF Compound Changes. If, after completion of activities under a Research Plan for a Shire Target, Shire desires [***] of one or more Shire ZF Compounds in the Shire ZF Product directed to such Shire Target (regardless of whether they have been designated as Development Candidates pursuant to Section 3.5), Shire shall notify Sangamo in writing, identifying the proposed change; provided that any [***] to a Shire ZF Compound shall not change the Shire Target to which such Shire ZF Compound Specifically Binds and shall not cause such Shire ZF Compound to Specifically Bind any other Target or chromosomal location other than the Shire Target. For clarity, Shire shall not have the right under this Section 5.4(d) [***] Shire ZF Compound for the purpose of [***].  Within [***] days following Sangamo’s receipt of such notice from Shire, Sangamo shall notify Shire in writing whether (i) Sangamo will conduct the necessary Services to change one or more Shire ZF Compounds in such Shire ZF Product, in which case Sangamo shall use Commercially Reasonable Efforts to [***] ZF Compound, at Shire’s expense, pursuant to a new Research Plan in

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accordance with the terms of Section 3.3 or (ii) Sangamo declines to conduct any necessary Services. If Sangamo declines to conduct any necessary Exclusive Services pursuant to the preceding clause (ii), then Shire will have the right [***] to perform such Exclusive Services and (A) the exclusivity restrictions set forth in Section 3.3(a) will not apply to [***] (B) the terms of Section 3.3(c)(i) and Section 3.3(c)(ii) will apply. Except as required under Section 3.3(c)(ii), in no event will Sangamo be obligated to disclose to Shire any Know-How related to [***].  Upon successful development of the [***] ZF Compound by Sangamo or Shire, the [***] ZF Compound shall be a Shire ZF Compound.

5.5 Preclinical and Clinical Development.

(a) Development Plan. Each Development Plan will be developed, and amended from time to time, by Shire.  Each Development Plan, including each such amendment, will be presented in the form of a written summary provided to Sangamo that includes sufficient detail for Sangamo to understand the activities planned by Shire and Shire’s anticipated timelines for performing such activities.

(b) Development Reports. Up until the time of [***] for the applicable Collaboration ZF Product, for each Collaboration ZF Product, each Responsible Party shall keep the other Party informed about the status of the Responsible Party’s preclinical and clinical development activity by providing, at least [***] and in a timely manner, detailed written updates describing such developments in a form substantially similar to that set forth on Schedule 5.5(b).

(c) Development Directed to [***]. If a particular Shire ZF Product has [***] not within the applicable Shire Target, then Shire may develop and commercialize such Shire ZF Product to treat the diseases or conditions associated with such other Target; provided that Shire will first use Commercially Reasonable Efforts to develop such Shire ZF Product for the purpose of obtaining Marketing Approval with respect to the disease or condition associated with the applicable Shire Target; and further provided that (i) at the time of Development Candidate Selection for the Shire ZF Compound in any Shire ZF Product, Shire has adopted a plan and allocated an internal team to develop such Shire ZF Product for such disease or condition, and (ii) any subsequent cessation of such development is primarily attributable to changes in the development risk profile or commercial potential for such Shire ZF Product.

(d) Safety Data Exchange Agreement. Two months prior to the first IND filing respecting any (i) ZF Product developed by Sangamo in connection with a Sangamo Target (other than a Sangamo ZF Product) or (ii) Shire ZF Product, the Parties agree to meet to negotiate and draft a detailed Safety Data Exchange Agreement in the form of Shire’s Safety Data Exchange Agreement template, as it stands at the time of such first IND filing, outlining each Party’s respective obligations surrounding pharmacovigilance activities, including but not limited to, timely transferring information related to adverse events or adverse reactions and maintaining a global safety database, to the extent required for each Party to comply with applicable laws and regulations.

6 SUPPLY AND MANUFACTURE

6.1 Shire’s Exclusive Right to Manufacture. Except for activities conducted by Sangamo under a Research Plan, Shire shall have the exclusive right in the Territory to (and Sangamo shall not) manufacture Shire ZF Compounds and Shire ZF Products for use in the applicable Field, either directly or through one or more Affiliates or contract manufacturers selected by Shire in its sole discretion.

6.2 Sangamo’s Exclusive Right to Manufacture. Sangamo shall have the exclusive right in the Territory to (and Shire shall not)  manufacture Sangamo Safe Harbor ZF Compounds and Sangamo ZF Products for use in the applicable Field, either directly or through one or more Affiliates or contract manufacturers selected by Sangamo in its sole discretion.

7 REGULATORY AFFAIRS

7.1 Shire ZF Products. Subject to Section 5.1, Shire will have sole control and discretion with respect to (a) (i) planning the appropriate regulatory strategy for each Shire ZF Product, (ii) preparing and submitting all Regulatory Filings for Shire ZF Products, including all pre-pre-IND, pre-IND, and IND/CTA regulatory submissions and BLAs for Shire ZF Products, (iii) obtaining and maintaining all Marketing Approvals for Shire ZF Products in each country; and (b) communications with Governmental Authorities with respect to any of the foregoing, or otherwise with respect to any Shire ZF Product. Except as otherwise agreed in writing by the Parties, Sangamo may not communicate with any Governmental Authority with respect to the Shire Programs or any Shire ZF Compound or Shire ZF Product. Sangamo will cooperate with Shire with respect to any and all regulatory matters with respect to any Shire ZF Product, including making appropriate Sangamo personnel available to assist with the preparation of any Regulatory Filings and to participate in any communications with applicable Governmental Authorities. If the amount of time requested by Shire with respect to such regulatory support and cooperation exceeds maximum number of hours Sangamo is obligated to spend on such activity under the applicable Research Plan, then Shire shall reimburse Sangamo’s FTE costs (at the FTE Rate) and external costs of such assistance and cooperation (with no mark-up thereon). Ownership of all right, title and interest in and to any and all Regulatory Filings and Marketing Approvals directed to any Shire ZF Product in each country of the Territory will be held in the name of Shire, its Affiliate, Sublicensee or designee.

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7.2 Sangamo ZF Products. Subject to Section 5.2, Sangamo will have sole control and discretion with respect to (a) (i) planning the appropriate regulatory strategy for each Sangamo ZF Product, (ii) preparing and submitting all Regulatory Filings for Sangamo ZF Products, including all pre-pre-IND, pre-IND, and IND/CTA regulatory submissions and BLAs for Sangamo ZF Products, (iii) obtaining and maintaining all Marketing Approvals for Sangamo ZF Products in each country; and (b) communications with Governmental Authorities with respect to any of the foregoing, or otherwise with respect to any Sangamo ZF Product. Shire may not communicate with any Governmental Authority with respect to the Sangamo Programs or any Sangamo Safe Harbor ZF Compound or Sangamo ZF Product. Ownership of all right, title and interest in and to any and all Regulatory Filings and Marketing Approvals directed to any Sangamo ZF Product in each country of the Territory will be held in the name of Sangamo, its Affiliate, Sublicensee or designee.

8 GRANT OF LICENSES

8.1 Grant by Sangamo.  Subject to the terms and conditions of this Agreement, Sangamo hereby grants to Shire an exclusive, royalty-bearing license, with the right to sublicense as provided in Section 8.3, under the Sangamo Licensed Technology, (i) to make, have made, use, and import Shire ZF Compounds in the Territory solely for the purpose of developing and commercializing Shire ZF Products pursuant to the license granted in Section 8.1(ii), and (ii) to make, have made, use, develop, sell, offer for sale, and import Shire ZF Products in the applicable Field in the Territory.

8.2 Grant by Shire.

(a) Research License. Subject to the terms and conditions of this Agreement, Shire hereby grants to Sangamo a royalty-free, non-exclusive license, with the right to grant sublicenses only to permitted Subcontractors under Section 3.6, under all Patent Rights and other intellectual property rights Controlled by Shire and its Affiliates as of the Amendment Effective Date or that come into the Control of Shire and its Affiliates during the Research Term solely as necessary for Sangamo to perform Services in accordance with one or more Research Plans during the Research Term or other mutually agreed activities under this Agreement with respect to Shire ZF Products.

(b) Exclusive License Grant. Subject to the terms and conditions of this Agreement, Shire hereby grants to Sangamo an exclusive, royalty-bearing license, with the right to sublicense as provided in Section 8.3, under the Shire Licensed Technology, (i) to make, have made, use, and import Sangamo [***] in the Territory solely for the purpose of  developing and commercializing Sangamo ZF Products pursuant to the license granted in Section 8.2(b)(ii), and (ii) to make, have made, use, develop, sell, offer for sale, and import Sangamo ZF Products in the applicable Field in the Territory.

8.3 Sublicenses.

(a) Affiliates. Subject to the terms and conditions of this Agreement, each Party may grant to one or more of its Affiliates a sublicense under the rights granted to it under Section 8.1 and Section 8.2(b) (as applicable to such Party) (the “Sublicensing Party”). Such sublicense may be in whole or in part of the rights granted to such Party under Section 8.1 and Section 8.2(b) (as applicable) and may be on a country by country basis. The Sublicensing Party shall remain responsible for the performance of such Affiliates under such rights to the same extent as if such activities were conducted by the Sublicensing Party, and shall remain responsible for any payments due hereunder with respect to activities of such Affiliates.

(b) Third Parties. Subject to the terms and conditions of this Agreement, each Party may also grant, through one or more tiers, to Third Parties a sublicense under the rights granted to it under Section 8.1 and Section 8.2(b) (as applicable to such Party). Such sublicense may be in whole or in part of the rights granted to such Party under Section 8.1 and Section 8.2(b) (as applicable) and may be on a country by country basis. The Sublicensing Party shall remain responsible for any payments due hereunder with respect to activities of the Sublicensee. In the event of a termination of this Agreement by either Party pursuant to Section 15.2 or Section 15.3, any permitted sublicense by the other Party under this Section 8.3(b) shall, at the Sublicensee’s option, survive such termination; provided that the Sublicensee is not in material breach of any of its obligations under such sublicense. In the event of termination of this Agreement by Shire pursuant to Section 15.4, any permitted sublicense under this Section 8.3(b) shall, at the Sublicensee’s option and with Sangamo’s prior written consent, not to be unreasonably withheld, conditioned or delayed, survive such termination; provided that the Sublicensee is not in material breach of any of its obligations under such sublicense.  In order to effect this provision, at the request of the Sublicensee and, if applicable, with consent of Sangamo pursuant to the preceding sentence, the non-Sublicensing Party shall enter into a direct license with the Sublicensee on substantially the same terms as the sublicense; provided that the non-Sublicensing Party shall not be required to undertake obligations in addition to those required by this Agreement, and that the non-Sublicensing Party’s rights under such direct license shall be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license.

(c) Notice. With respect to any sublicense agreement that includes a sublicense under a Third Party License that requires Sangamo to provide the applicable Third Party licensor a copy of any sublicense agreement or a summary of the terms of such sublicense agreement, Shire shall provide Sangamo with such copy or summary within 15 days of the execution of such sublicense agreement. Any such copy or summary shall be treated by Sangamo as Shire’s Confidential Information.

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(d) Requirements. Each agreement in which a Party grants a sublicense under the license granted in Section 8.1 or Section 8.2(b) (as applicable to such Party) shall be subject to (i) the applicable terms and conditions of this Agreement and (ii) the applicable terms and conditions set forth in Schedule 8.10B of any Third Party Licenses sublicensed to the Sublicensee, and shall expressly include the terms set forth in Schedule 8.3(d) respecting each Third Party License sublicensed to the Sublicensee.

(e) Direct Sublicense from Sangamo. If Sangamo cannot grant further sublicenses under a particular Third Party License, then at Shire’s request in conjunction with Shire’s granting of a sublicense to a Sublicensee under this Section 8.3, subject to Section 8.3(f), Sangamo shall grant a sublicense under such Third Party License to such Sublicensee on terms that are consistent with the Third Party License, the sublicense granted by Shire to such Sublicensee and the terms of this Agreement.

(f) Payments under Third Party Licenses. To the extent that Shire receives a sublicense under a Third Party License, Shire shall be solely responsible for paying any sublicense issuance and sublicense maintenance fees owed to Third Parties pursuant to such Third Party License on account of the grant of a sublicense by such Party or its Sublicensees or by Sangamo pursuant to Section 8.3(e).

8.4 Exclusivity. During the Term, Sangamo shall not work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license to any Third Party) with respect to the discovery or research of any product that is intended to be used clinically or diagnostically to (a) [***], or (b) [***], other than through the [***].  During the Term, Sangamo shall not work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license to any Third Party) with respect to the development or commercialization, for therapeutic or diagnostic purposes, of (i) any product that can be used clinically or diagnostically to (A) [***], or (B) [***], other than through the [***], (ii) any Shire ZF Product or (iii) any ZF Compound that Specifically Binds a Shire Target. In addition, Sangamo shall not work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license to any Third Party) with respect to the discovery, research, development or commercialization [***] unless and until the [***] and (C) unless and until such Shire Target becomes a Terminated Target.  For the avoidance of doubt and not by way of limitation, during the Term, Sangamo shall not work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license to any Third Party) on any therapeutic product containing a ZF Compound or process employing a ZF Compound that, with respect to either Shire Target, corrects expression of such defective Shire Target or provides a functional copy of the protein encoded by the non-defective version of such Shire Target.  Sangamo’s obligations under this Section 8.4 shall terminate with respect to a Target when it ceases to be a Shire Target and becomes a Terminated Target. Shire acknowledges that Sangamo, prior to the Effective Date, entered into agreements pursuant to which it granted licenses to Third Parties with respect to research and agricultural uses of ZF Compounds and that such licenses are not prohibited by this Section 8.4.

8.5 Competing Program Acquisition. If Sangamo acquires a Third Party that is, prior to such acquisition, conducting research on, developing or commercializing a product or service described in the first two sentences of Section 8.4, Sangamo shall (a) promptly provide written notice to Shire regarding such acquisition, [***].  In addition, in the event of a Change of Control of Sangamo during the Term, the obligations of Sangamo under Section 8.4 shall not apply to any product or service that (i) is owned or controlled by a Third Party described in the definition of “Change of Control” or its Affiliates prior to the closing of such Change of Control or (ii) becomes owned or controlled by such Third Party or its Affiliates after the closing of such Change of Control if such product or service (A) does not employ or is not developed using any zinc finger technology, or (B) is not developed using any Know-How, and is not Covered by any Patent Rights, that were Controlled by Sangamo prior to the closing of the Change of Control.

8.6 Sangamo Program Buy-Back Right. Sangamo shall notify Shire in writing (the “ROFN Notice”) promptly if during the Term Sangamo decides to initiate discussions with a Third Party with respect to a license to commercialize one or more Sangamo ZF Products or an acquisition of Sangamo’s assets related to one or more Sangamo ZF Products (any such license or acquisition with respect to the applicable Sangamo ZF Products, a “Sangamo Program License”); provided, however, that Sangamo may not grant any [***]. Within [***] after Shire’s receipt of the ROFN Notice, Shire shall notify Sangamo of whether or not it is interested in entering into discussions with Sangamo with respect to the applicable Sangamo Program License, and following Sangamo’s receipt of such notice from Shire, Sangamo shall provide to Shire (if not previously provided) a complete set of then-available data and information in Sangamo’s Control for the applicable Sangamo ZF Products to which the Sangamo Program License relates [***] (collectively, the “Required ROFN Information”). For clarity, this Section 8.6 does not apply to a Change of Control of Sangamo as described in Section 1.8(a), (b) or (c) or any discussions related thereto.

(a) ROFN. If, within [***] days following its receipt of the Required ROFN Information from Sangamo, Shire notifies Sangamo that Shire desires to negotiate with respect to such Sangamo Program License, then the Parties will exclusively negotiate in good faith regarding the terms under which Shire might obtain a Sangamo Program License with respect to such Sangamo ZF Product, which terms may include an [***] days commencing upon Shire’s receipt of such Required ROFN Information (the “ROFN”). In addition, Sangamo shall provide any updates to the Required ROFN Information to Shire that come into Sangamo’s Control during the applicable ROFN period.

(b) ROFN Suspension. If Shire does not notify Sangamo of its desire to negotiate with respect to a Sangamo Program License during the initial [***] day period under Section 8.6 or in the [***] day period following Sangamo’s provision of the

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Required ROFN Information, or if the Parties do not enter into a definitive agreement within the [***] day ROFN period, then Shire’s ROFN for the applicable Sangamo ZF Products will be suspended [***] and [***] Sangamo may enter into a Sangamo Program License with respect to such Sangamo ZF Products with any Third Party; provided that if the Parties commenced negotiations during such ROFN period, the terms of the definitive agreement extended by the Third Party, when taken as a whole, are more favorable to Sangamo than those extended by Shire to Sangamo in its last written offer during such ROFN period described in Section 8.6(a). For clarity, in the event that [***], and Shire will have no further ROFN with respect to the applicable Sangamo ZF Products, and if Sangamo enters into a Sangamo Program License with Shire, then Sangamo will no longer be [***] of those Sangamo ZF Products licensed or assigned under such Sangamo Program License (unless specified in the applicable definitive agreement).

(c) ROFN Reinstatement. If Sangamo does not enter into a Sangamo Program License with a Third Party [***] described in Section 8.6(b) with respect to such applicable Sangamo ZF Product, [***] within such Sangamo Program during such [***] period, then Shire’s ROFN will be reinstated if Sangamo decides to initiate or continue licensing or acquisition discussions with respect to the same Sangamo Program License or a new Sangamo Program License, consistent with the terms and conditions of Section 8.6(a) and Section 8.6(b). [***] Sangamo entering into a Sangamo Program License with respect to such Sangamo ZF Product, then Sangamo shall promptly deliver to Shire [***] over a [***].

8.7 Other Sangamo Programs. Sangamo shall notify Shire promptly if it decides to [***], or if it is contacted by a Third Party to [***], in each case other than a Sangamo Program License but with respect to a [***] that is directed to a [***]; provided, however, that Sangamo shall not be obligated to [***].  Upon Shire’s request within [***] after such notice, the Parties will negotiate in good faith for up to [***] (the “Negotiation Period”) regarding the terms under which Sangamo might [***]. Sangamo may engage in [***].

8.8 No Implied Rights. Except as expressly provided in this Agreement, neither Party shall be deemed by estoppel, implication or otherwise to have granted the other Party any license or other right with respect to any intellectual property of such Party.

8.9 Negative Covenant. Each Party covenants that it will not knowingly use or practice any of the other Party’s intellectual property rights licensed to it under this Article 8 except for the purposes expressly permitted in the applicable license grant.

8.10 Third Party Licenses. The licenses granted to Shire in Section 8.1 include sublicenses under Sangamo Licensed Technology licensed to Sangamo pursuant to Third Party Licenses, which sublicenses are subject to the terms set forth on Schedule 8.10A, which terms Shire hereby acknowledges. Schedule 8.10B sets forth those obligations under the Third Party License that are obligations of Shire under this Agreement.  Shire hereby agrees to be bound by the terms set forth in Schedule 8.10B.

9 REPRESENTATIONS AND WARRANTIES

9.1 Mutual Representations. Each Party represents and warrants to the other Party as of the Amendment Effective Date as follows:

(a) Organization. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) Authorization and Enforcement of Obligations. Such Party: (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, (ii) has the requisite resources and expertise to perform its obligations hereunder, and (iii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

(c) Consents. All necessary consents, approvals and authorizations of all Governmental Authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained.

(d) No Conflict. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder: (i) do not conflict with or violate any requirement of applicable laws, regulations or orders of governmental bodies, (ii) do not conflict with, or constitute a breach or default under, any contractual obligation of such Party, and (iii) do not conflict with or result in a breach of any provision of the organizational documents of such Party.

(e) Litigation. There are no actions, suits, proceedings or investigations pending or, to such Party’s knowledge, threatened against such Party before any court, government or regulatory body, agency, commission, official or any arbitrator that is reasonably expected to have an adverse effect on such Party’s ability to consummate the transactions contemplated hereby.

9.2 Additional Sangamo Representations. Sangamo further represents, warrants and covenants to Shire as follows:

(a) No Conflicts. As of the Amendment Effective Date, Sangamo has not granted, and will not grant during the Term, any rights that are inconsistent with the rights granted to Shire herein. Neither Sangamo nor its Affiliates has entered into any agreement,

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arrangement or understanding with any Third Party that is inconsistent with the provisions of this Agreement. Sangamo has the right to grant the licenses granted in Section 8.1.

(b) Sangamo Intellectual Property. As of the Amendment Effective Date, Schedule 1.74 is an accurate listing by owner, inventors, serial number, filing date, country, and status of all of the Sangamo Patent Rights. Except as set forth in Schedule 9.2(b), Sangamo owns, is the licensee in good standing of, or Controls all Sangamo Licensed Technology. Except as set forth in Schedule 9.2(b), (i) the inventorship of each Sangamo Patent Right owned by Sangamo and, to Sangamo’s knowledge, of each Sangamo Patent Right licensed to Sangamo, is properly identified on each patent, (ii) Sangamo, including its employees and agents, has complied with its U.S. PTO duty of disclosure respecting the prosecution of all of the Sangamo Patent Rights, and, to Sangamo’s knowledge, the licensors of the Existing Third Party Licenses, including their employees and agents, have complied with the U.S. PTO duty of disclosure respecting the prosecution of the applicable Sangamo Patent Rights, and (iii) none of the Sangamo Patent Rights owned by Sangamo, and to Sangamo’s knowledge none of the Sangamo Patent Rights licensed to Sangamo, is currently involved in any interference, reissue, re-examination, cancellation or opposition proceeding and neither Sangamo, nor any of its Affiliates, has received any written notice from any Person of such actual or threatened proceeding,

(c) Third Party Intellectual Property. Sangamo agrees to immediately notify Shire in writing in the event that Sangamo becomes aware of any patent, trade secret or other right of the nature referred to in Section 8.2(d) of the Original Agreement.  For the avoidance of doubt, a disclosure of any item or other matter in Section 8.2(d) of the Original Agreement is not an admission or indication that such item or other matter is required to be disclosed, or an admission of any current or potential obligation or liability to any Third Party or of any actual or potential breach or violation of any law or regulation.

(d) Existing Third Party Licenses. As of the Amendment Effective Date, the Existing Third Party Licenses are in full force and effect as modified or amended prior to the Amendment Effective Date. As of the Amendment Effective Date, neither Sangamo nor, to Sangamo’s knowledge, any Third Party licensor is in default with respect to a material obligation under, and neither such party has claimed or, to Sangamo’s knowledge, has grounds upon which to claim that the other party is in default with respect to a material obligation under, any Existing Third Party License.  Sangamo will promptly provide Shire with a copy of any amendments to the Existing Third Party Licenses made after the Amendment Effective Date and will not amend the Existing Third Party Licenses in a manner that will materially adversely affect Shire’s rights under this Agreement, without Shire’s prior written consent. Except as identified in Schedule 9.2(d), Sangamo does not Control any other Third Party intellectual property necessary or useful for Shire to practice the licenses granted under this Agreement.

(e) Other Encumbrances. As of the Amendment Effective Date, (i) No order has been made, no petition has been presented, no board meeting has been convened to consider a resolution, and no resolution has been passed, for the winding up or dissolution of Sangamo; (ii) no agreement or arrangement with creditors for an assignment of Sangamo’s intellectual property assets for the benefit of creditors exists or has been proposed in respect of the Sangamo Patent Rights or Sangamo Know-How; and (iii) no event has occurred causing, or which upon instruction or notice by any Third Party may cause, any security interest to be perfected in the Sangamo Patent Rights or Sangamo Know-How.

9.3 Additional Shire Representations. Shire further represents and warrants to Sangamo as of the Amendment Effective Date that: (a) the Transition Activities represent all activities that are reasonably required to be performed by Shire to affect the successful transition of the Sangamo Programs to Sangamo, and (b) Shire International GmbH is the same entity as the entity that was known as Shire AG on the Effective Date.

9.4 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THE PARTIES DISCLAIM ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10 PAYMENTS AND VALUE ADDED TAX

10.1 Ongoing Research and Development Payments. Shire shall pay Sangamo for (a) the Services conducted by or on behalf of Sangamo under the Research Plans as specified in Section 3.3(g); (b) activities requested by Shire to be performed by Sangamo and not set forth in a Research Plan, and (c) to the extent not paid under clause (a), Operational Activities to the extent that (i) Sangamo exceeds the maximum total number of hours specified for such activity in the applicable Research Plan and (ii) Shire has agreed in writing in advance with respect to the excess time to be spent by Sangamo on such activities). Subject to any good faith disputes promptly brought to Sangamo’s attention and for which Shire is diligently seeking resolution, Shire shall pay such invoices within 30 days of the date of receipt of the invoice.  All payments made pursuant to this Section 10.1 shall be non-creditable and non-refundable.

10.2 Earned Royalties. Subject to the terms and conditions of this Agreement, during the Royalty Period for the relevant Collaboration ZF Product, the [***] shall pay [***] percent of the Net Sales of all [***] ZF Products [***]. Only one Earned Royalty shall be payable on a single Collaboration ZF Product regardless of the number of Sangamo Patent Rights, Shire Patent Rights, Joint

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Patent Rights and Shire Assigned Patent Rights, if any, Covering such Collaboration ZF Product. For the avoidance of doubt, only one Earned Royalty shall be payable on a single Collaboration ZF Product regardless of the number of ZF Compounds in the Collaboration ZF Product and regardless of whether the Collaboration ZF Product contains both diagnostic and therapeutic components.

10.3 Royalty Cap. Notwithstanding the foregoing, no Responsible Party shall be required to [***] (the “Royalty Cap”). Following a Responsible Party’s payment to the other Party of cumulative Earned Royalties for all such Responsible Party’s Collaboration ZF Products [***], no further Earned Royalties shall be payable by the Responsible Party to the other Party in respect of Net Sales of such Responsible Party’s Collaboration ZF Products; provided that notwithstanding the [***], if any payments are due by Sangamo to Third Parties under the Third Party Licenses on account of Shire’s or its Affiliates’ or Sublicensees’ development or sale of a Shire ZF Product in a country, then Shire shall continue to pay to Sangamo such amounts due to such Third Parties under any such Third Party License.

10.4 Effect of Royalty Period Expiration. Following expiration of the Royalty Period for any Collaboration ZF Product, the licenses granted to the Responsible Party hereunder with respect to such Collaboration ZF Product shall be fully paid-up, exclusive, irrevocable and royalty-free; provided, however, that if after the expiration of the Royalty Period for a Collaboration ZF Product any payments are due by the Responsible Party to Third Parties under the Third Party Licenses on account of such Responsible Party’s or its Affiliates’ or Sublicensees’ development or sale of a Collaboration ZF Product, the sublicense with respect to the applicable other Party’s in-licensed technology shall be fully-paid up, exclusive, irrevocable and royalty-free only after all payment obligations under Section 10.3 expire.

10.5 Payment of Earned Royalties. On a Collaboration ZF Product-by-Collaboration ZF Product basis, Earned Royalties shall become due and payable 45 days following the end of the calendar quarter during which such First Commercial Sales occur, and within 45 days of the end of each calendar quarter thereafter during the Royalty Period, for sales made during each such calendar quarter.

10.6 Payments for Third Party IP Rights Under New Third Party Licenses. To the extent that Sangamo obtains a license to any Third Party intellectual property rights after the Effective Date and Sangamo Controls such intellectual property rights licensed thereunder as provided in Section 11.4(b) such that such intellectual property rights are sublicensed to Shire under Article 8, Shire shall pay to Sangamo all applicable payments under such license, as described in Section 11.4(b), within 30 days after the applicable due date in such Third Party License and provide to Sangamo, at least 10 days before the applicable due date in such Third Party License all reports required under the applicable license agreement between Sangamo and such Third Party on account of Shire’s and its Affiliates’ and Sublicensees’ development, manufacture and commercialization of Shire ZF Products, such that Sangamo may comply with all payment and reporting obligations under such license agreements.  Provided it receives such items in a timely manner, Sangamo shall pay such amounts to, and file such reports with, the applicable Third Party on or before the applicable due date.

10.7 Royalty Reports.

(a) Timing of Reports. Within 45 days after the end of each calendar quarter during the Royalty Period, the Responsible Party shall furnish to the other Party a written report showing in reasonably specific detail, on a Collaboration ZF Product-by-Collaboration ZF Product and country-by-country basis: (i) the Gross Sales of all Collaboration ZF Product sold by such Responsible Party, its Sublicensees hereunder and their respective Affiliates during such calendar quarter, (ii) the calculation of Net Sales from Gross Sales of the applicable Collaboration ZF Product, (iii) the withholding taxes, if any, required by law to be deducted with respect to royalties due on such sales and (iv) the exchange rates, if any, used in determining the amount payable by the Responsible Party to the other Party in United States dollars.

(b) Currency Conversion. With respect to sales of all Collaboration ZF Product invoiced in United States dollars, all such amounts shall be expressed in United States dollars.  With respect to sales of Collaboration ZF Product invoiced in a currency other than United States dollars, all such amounts shall be expressed both in the currency in which the amount is invoiced and in the United States dollar equivalent.  Whenever for the purpose of calculating Net Sales, conversion from any foreign currency shall be required, the amount of such sales in foreign currencies shall be converted into U.S. dollars using the exchange rate for the relevant month as determined by Shire’s accounting policies (the “Monthly Rate”), such Monthly Rate being determined as the last price rate of exchange for such currencies on the last business day of the immediately preceding calendar month as published on Bloomberg page FXC (or such other publication as may be agreed between the Parties from time-to-time).

(c) Records. The Responsible Party shall keep complete and accurate records in sufficient detail to enable the royalties payable under this Article 10 to be determined.

10.8 Audits.

(a) Audit Frequency. Upon 14 days advance written request by a Party and not more than once in each calendar year, the Responsible Party, its Sublicensees and their Affiliates shall permit an independent certified public accounting firm of internationally-recognized standing, selected by the auditing Party and reasonably acceptable to the Responsible Party, at the auditing Party’s

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expense, to have access during normal business hours to such of the records of the Responsible Party, its Sublicensees hereunder and their respective Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports  hereunder for any year ending not more than 18 months prior to the date of such request.  No year may be audited more than once, except for cause. The accounting firm will enter a confidentiality agreement reasonably acceptable to the Responsible Party governing the use and disclosure of the Responsible Party’s information disclosed to such firm, and such firm shall disclose to the auditing Party only whether the reports are correct or not and the specific details concerning any discrepancies, which information shall be Confidential Information of the Responsible Party.

(b) Audit Payments. Unless disputed by Shire or Sangamo in good faith, if such accounting firm concludes that the royalties paid during the audited period were more or less than the royalties due, the Responsible Party shall pay any additional amounts due, and the other Party will refund any amounts overpaid, in each case plus interest as set forth in Section 10.12, within 30 days after the date the written report of the accounting firm so concluding is delivered to Sangamo and Shire. The fees charged by such accounting firm shall be paid by the auditing Party; provided that if the audit discloses that the royalties payable by the Responsible Party for such period have been underpaid by more than [***], then, subject to Section 10.8(c), the Responsible Party shall pay the reasonable fees and expenses charged by such accounting firm.

(c) Audit Disputes. In the event of a good faith dispute by Shire or Sangamo regarding the result of an audit made pursuant to this Section 10.8, the Parties shall agree in good faith on an alternative independent certified public accounting firm of internationally-recognized standing to perform a second audit.  If such audit is requested by the Responsible Party because the Responsible Party was found by the initial audit to have underpaid and the second audit confirms that the Responsible Party underpaid, then the Responsible Party shall bear all costs associated with the second audit.  If such audit is requested by the auditing Party under Section 10.8(a) because the Responsible Party was found by the initial audit to have overpaid and the second audit confirms that the Responsible Party overpaid, then the auditing Party shall bear all costs associated with the second audit. Notwithstanding the above, in the event that the second audit confirms the findings of the first audit, the requesting Party shall pay.  No over or under payment indicated by the initial audit shall be payable in the event of a dispute until the second audit is complete and such second audit shall be binding on the Parties, with any under or over payment determined thereby, plus interest as set forth in Section 10.12, being payable within 30 days after the date the written report of the accounting firm so concluding is delivered to Sangamo and Shire.

(d) Confidential Treatment. The auditing Party shall treat all financial information disclosed by its accounting firm pursuant to this Section 10.8 as Confidential Information of the Responsible Party for purposes of Article 12 of this Agreement, and shall cause its accounting firm to do the same.

10.9 Withholding Taxes.

(a) Reasonable Assistance. Each Party shall use reasonable efforts to minimize tax withholding on payments made to the other Party pursuant to this Agreement and shall cooperate with the other Party’s efforts to do so.  Notwithstanding such efforts, if a paying Party concludes that tax withholdings under the laws of any country are required with respect to payments to the other Party pursuant to this Agreement, such paying Party shall first notify the receiving Party and provide such receiving Party within 20 days to determine whether there are actions either Party can undertake to eliminate or reduce such withholding.  The paying Party shall refrain from making such payment to the receiving Party unless and until the earlier of (i) the receiving Party’s written instructions to make such payment, if the receiving Party instructs the paying Party by written notice during such 20-day period that the receiving Party intends to take actions (satisfactory to both Parties) that shall obviate or reduce the need for such withholding, and provides to the paying Party satisfactory evidence that such actions have been taken by the receiving Party, in which case the paying Party shall provide any reasonable cooperation requested by the receiving Party, (ii) the date the paying Party instructs the receiving Party by written notice during such 20-day period that it should make such payment and withhold the required amount and pay it to the appropriate Governmental Authority or (iii) expiration of such 20-day period without notice from the receiving Party under the preceding clauses (i) or (ii).  For clarity, payment and withholding in accordance with this Section 10.9(a) shall not be considered a Withholding Tax Action for the purposes of Section 10.9(b). If the paying Party withholds any taxes from a payment under this Agreement, the paying Party shall submit appropriate proof of payment of the withholding taxes to the other Party within a reasonable period of time.  Upon request, the paying Party shall give the other Party such reasonable assistance, which shall include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable such Party to claim exemption from such withholding or other tax imposed or obtain a repayment thereof or reduction thereof and shall upon request provide such additional documentation from time-to-time as is reasonably required to confirm the payment of tax.

(b) Withholding Tax Actions. Notwithstanding Section 10.9(a), if the paying Party is required to make a payment to the other Party that is subject to a deduction or withholding of tax, then if such withholding or deduction obligation arises as a result of any action by the paying Party, including any assignment or sublicense, or any failure on the part of the paying Party to comply with applicable laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the Parties hereto (a “ Withholding Tax Action”), then the sum payable by the paying Party (in respect of which such deduction or withholding is required to

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be made) shall be increased to the extent necessary to ensure that the other Party receives a sum equal to the sum which it would have received had no such Withholding Tax Action occurred.

(c) Withholding Tax Deductions. Notwithstanding Section 10.9(a), if the paying Party is required to make a payment to the other Party that is subject to a deduction or withholding of tax, then if such withholding or deduction obligation arises as a result of any action by such non-paying Party, including any assignment or any failure on the part of such Party to comply with applicable laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the Parties hereto, then the sum payable by the paying Party (in respect of which such deduction or withholding is required to be made) shall be made to such non-paying Party after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted to the proper Governmental Authority in accordance with applicable laws.

10.10 Value Added Tax.

(a) All payments stated in Section 2.2(c), Section 3.3 and Section 10.1 of this Agreement are for the purposes of VAT considered to be both exclusive of VAT and consideration for the supply of services.

(b) For the purposes of this Section 10.10, references to a Party refer not only to such Party but also to any business that this Agreement or part interest in this Agreement may be transferred to by such Party.

(c) For the purposes of VAT, the services performed by either Party under this agreement shall be considered to be covered by Art 44 of Council Directive 2006/112/EC (or any equivalent provision in the country of performance if performed outside the European Union) and as such will be considered to be liable for VAT in the country where the recipient is established. For the purposes of this agreement, it is understood that Sangamo is established in the USA and Shire is established in Switzerland.

(d) If at any stage, the local tax authorities assert that they consider the services performed by either Party to be subject to local VAT, the Party performing such services shall in the first instance undertake all reasonable steps to refute any such assertions by the local tax authority. Only once this process is completed should the Party performing services raise valid tax invoices for the additional VAT liability.

(e) The Party receiving services under this Agreement shall take all reasonable steps to recover any additional VAT liability from the same local tax authorities by submitting regular claims. The Party providing services under this Agreement shall provide all reasonably necessary assistance to facilitate the recovery of this tax. However, if in the event that the tax cannot be recovered then the Party receiving services shall be entitled to offset this tax against future payments to the Party providing services.

(f) The responsibility for paying any penalties or interest accruing to incorrect VAT treatment of the supplies made by Sangamo will rest with Sangamo.

(g) Should these any services performed under this Agreement be considered to be subject to Art 44 of Council Directive 2006/112, each of Sangamo and Shire warrants that it will fulfill all its necessary VAT reporting requirements in respect of such services.

(h) In the event that an invoice is raised that is subject to VAT but is raised in a currency other than the local currency of the territory from where the tax is being charged, the invoice must additionally display this tax in the local currency of the territory having been converted using the relevant monthly exchange rate published on Bloomberg.

(i) Sangamo hereby represents and warrants that, as of the Amendment Effective Date, it is not, has never been and has no obligation for whatever reason to be established for VAT purposes in any jurisdiction outside the United States of America. Solely on this basis Shire acknowledges and agrees that: (i) as of the Amendment Effective Date, it is a fully taxable entity for VAT purposes in Switzerland; and (ii) as of the Amendment Effective Date, Shire expects to recover any self-assessed Swiss VAT that Shire will need to report to the Swiss VAT authorities in relation to payments to made by Shire to Sangamo under this Agreement.

(j) In the event that this Agreement is terminated, Shire will be entitled to withhold from any remaining sums payable to Sangamo any outstanding VAT claims from the local tax authority. These sums will be paid to Sangamo upon successful refunding of the claims from the local tax authority.

10.11 Payment Method. All payments by the paying Party to the other Party hereunder shall be in United States dollars in immediately available funds and shall be made by wire transfer to a bank account designated in writing to the paying Party by the other Party.

10.12 Late Payments. If a Party does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to the Party from the due date until the date of payment at a per-annum rate of two percent over the then-current prime rate reported in The Wall Street Journal or the maximum rate allowable by applicable laws, whichever is lower.

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11 INTELLECTUAL PROPERTY

11.1 Ownership.

(a) Inventions. Except as provided in Section 11.1(b), (i) each Party, as between such Party and the other Party, shall own all Know-How conceived, discovered, invented, created, made or reduced to practice or tangible medium solely by employees, agents or contractors of such Party (and all Patent Rights claiming such Know-How), and (ii) the Parties shall jointly own and have an undivided one-half interest in and to all Joint Know-How and Joint Patent Rights.  All determinations of inventorship under this Agreement shall be made in accordance with the patent law of the United States.  Each Party may exploit any Joint Technology without accounting to or obtaining consent from the other Party, subject to the exclusive licenses of each Party’s interest thereunder granted, as part of the Sangamo Licensed Technology under Section 8.1 and as part of the Shire Licensed Technology under Section 8.2(b), provided, however, that nothing in this Section 11.1(a) shall be construed as a grant to any other intellectual property held by the other Party.

(b) Shire [***] Patent Rights. Sangamo [***] Shire, Sangamo’s [***] to any Shire [***] Patent Rights.  In each case, Sangamo shall execute and deliver to Shire [***], in a mutually agreeable form, within 30 days after such Patent Right comes into existence. Any such Shire [***] Patent Rights shall [***] constitute Confidential Information of Shire for the purposes of this Agreement [***] to Sangamo in accordance with this Section 11.1(b), in which case it shall constitute the Confidential Information of Sangamo.  Notwithstanding the foregoing or anything to the contrary in this Agreement, Shire shall not, directly or indirectly through Affiliates or Third Parties, practice any of the Shire [***] Patent Rights outside of the scope of the licenses granted to Shire under this Agreement.  For any Patent Right that ceases to be a Shire [***] Patent Right at any time during the Term by virtue of an amendment of the claims, Shire shall [***], effective as of the date of such claim amendment, its entire right, title and interest in and to each such Patent Right to Sangamo.  In each case, Shire shall execute and deliver to Sangamo a [***], in a mutually agreeable form, within 30 days after the date such Patent Right ceased to be a Shire [***] Patent Right.

(c) Personnel Obligations. Each employee, agent or independent contractor of a Party or its respective Affiliates performing work under this Agreement shall, prior to commencing such work, be bound by invention assignment obligations, including: (i) promptly reporting any invention, discovery, process or other intellectual property right; (ii) presently assigning to the applicable Party or Affiliate all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property; (iii) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement.  It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement.

11.2 Preparation, Filing, Prosecution and Maintenance of Patent Rights.

(a) Shire [***] Patent Rights.

(i) Preparation of Shire [***] Patent Rights. With respect to the preparation of any patent application that will be a Shire [***] Patent Right, the Parties shall collaborate in reviewing relevant data, in preparing drafts, and in preparing a final version for filing of such patent application. Shire shall have [***], respecting the content of any application that will be a Shire [***] Patent Right; provided that Shire shall not include in any such application any information beyond that required to meet the requirements of 35 U.S.C. § 112. Shire shall consider in good faith, take into account, and implement where possible the reasonable comments made by Sangamo respecting the preparation and content of any Shire [***] Patent Rights. For the avoidance of doubt, Sangamo [***].  For the purpose of this Section 11.2(a)(i), a [***] means a claim that (A) includes language that specifically describes one or more ZF Compounds that Specifically Bind a particular Shire Target, (B) if presumed to be issued, would not be infringed by a ZF Compound (or the manufacture or use of a ZF Compound) that, after reasonable inquiry (i) at the time such Patent Right is filed or (ii) with respect to a claim that is first proposed after filing, at the time of such initial proposal, is known to not Specifically Bind such Shire Target, if such ZF Compound were combined with the non-ZF Compound elements, if any, in such claim, (C) does not include language that specifically describes a product (or the manufacture or use of such product) that is not a Shire ZF Product, and (D) does not include language describing any product (other than a Shire ZF Compound) or process that is Know-How, whether patentable or not, conceived, discovered, invented, created, made or reduced to practice or tangible medium, whether solely or jointly, by one or more employees, agents or contractors of Sangamo, if such Know-How is being protected as a trade secret by Sangamo, or is the subject of a claim in an existing Patent Right controlled by Sangamo, or is sufficiently disclosed in an existing Patent Right controlled by Sangamo to support a claim to such Know-How in such Patent Right under 35 U.S.C. § 112 (first paragraph), or if Sangamo has not yet filed an intended patent application disclosing or claiming such Know-How (and Sangamo discloses to Shire during the review process described in Section 11.2(a)(i) or (ii), as applicable, that Sangamo intends to file such a patent application), unless Sangamo consents in writing to the inclusion of such Know-How.

(ii) Filing, Prosecution and Maintenance of Shire [***] Patent Rights. Shire, at its own expense, shall have the sole right (subject to Section 11.2(e)) to [***].  Shire shall [***], including by providing Sangamo with [***] and shall provide Sangamo [***], within a reasonable amount of time in advance of [***]. Shire shall consider in good faith, take into account and implement where possible the [***]; provided that, Shire shall not be required to [***] where Shire reasonably determines that [***].

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(b) Shire Patent Rights. Shire, at its own expense, shall have the [***].

(c) Sangamo Patent Rights.

(i) Sangamo, at its own expense, shall have the sole right (subject to Section 11.2(f)) to prepare, file, prosecute and maintain, throughout the world, the Sangamo Patent Rights.

(ii) Sangamo shall keep Shire informed as to material developments with respect to the filing, prosecution and maintenance of such Sangamo Patent Rights, including by providing Shire with copies of all material communications (including office actions and notices of interferences, reissues, re-examinations or oppositions) from any patent office regarding such Sangamo Patent Rights and shall provide Shire drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, within a reasonable amount of time in advance of submitting such filings or responses to permit Shire an opportunity to review and comment thereon. Sangamo shall consider in good faith, take into account and implement where possible the reasonable comments made by Shire, including comments directed to preventing any detrimental effect of Sangamo’s patent prosecution actions on the prosecution or enforcement of [***]; provided that Sangamo does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any [***].

(d) Joint Patent Rights. If the Parties make any Joint Know-How, the Parties shall promptly meet to discuss and determine whether to seek Joint Patent Rights thereon.  If either Party decides to seek any Joint Patent Rights, then Sangamo shall have the first right, but not the obligation, to prepare, file, prosecute and maintain throughout the world, at its expense, any Joint Patent Right (other than a Shire [***] Patent Right, the prosecution of which is governed by Section 11.2(a)) that claims the composition, manufacture or use of a ZF Compound or of a product or method containing, employing or made using a ZF Compound, using patent counsel or patent agent selected by Sangamo and reasonably acceptable to Shire.  Shire shall have the first right, but not the obligation, to prepare, file, prosecute and maintain throughout the world, at its expense, any other Joint Patent Right [***]; using patent counsel or patent agent selected by Shire and reasonably acceptable to Sangamo. The prosecuting Party shall keep the non-prosecuting Party informed as to material developments with respect to the filing, prosecution and maintenance of the Joint Patent Rights, including by providing copies of all material communications (including office actions and notices of interferences, reissues, re-examinations or oppositions) from any patent office regarding such Joint Patent Rights and shall provide the non-prosecuting Party drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit the non-prosecuting Party an opportunity to review and comment thereon. The prosecuting Party shall consider in good faith, take into account and implement where possible the reasonable comments made by the non-prosecuting Party.

(e) Shire Abandonment. If Shire elects not to file a patent application covering any Joint Know-How or Know-How that would be a Shire [***] Patent Right, or elects to cease the prosecution and maintenance of any Joint Patent Right or Shire [***] Patent Right in any country or as a PCT application (and does not elect to file one or more new patent applications covering the subject matter claimed in such Patent Right), Shire will promptly provide Sangamo with written notice, but not less than 30 days if reasonably practicable, before any action is required, and will permit Sangamo, at Sangamo’s sole discretion and expense, to file such patent application or continue prosecution or maintenance of such patent application or patent in such country, as applicable. Upon request from Sangamo, Shire will execute such documents and perform such acts as may be reasonably necessary to permit Sangamo to make such filing or continue such prosecution or maintenance, as applicable, in Shire’s name.  Notwithstanding the foregoing, if such Patent Right is a Shire [***] Patent Right that (i) would have been solely owned by Sangamo but for the [***] pursuant to Section 11.1(b) and is a filing in Australia, Canada, a Major European Country, Japan or the United States, then Shire [***], effective upon Sangamo’s written request, to Sangamo all of Shire’s right, title and interest in such Shire [***] Patent Right in such jurisdiction or (ii) would have been jointly owned by the Parties but for the [***] pursuant to Section 11.1(b) and is a filing in Australia, Canada, a Major European Country, Japan or the United States, then Shire shall [***], effective upon Sangamo’s written request, to Sangamo an undivided one-half interest in such Shire [***] Patent Right in such jurisdiction.  Such [***] Patent Rights shall not, after [***] from Shire to Sangamo pursuant to the preceding sentence, be included in Sangamo Patent Rights if they pertain to Australia, Canada, a Major European Country, Japan or the United States.

(f) Sangamo Abandonment. If Sangamo elects not to file a patent application covering any Joint Know-How, or elects to cease the prosecution and maintenance of any Sangamo Patent Right or Joint Patent Right in any country or as a PCT application (and does not elect to file one or more new patent applications covering the subject matter claimed in such Sangamo Patent Right or Joint Patent Right, as applicable), Sangamo will promptly provide Shire with written notice, but not less than 30 days before any action is required, and will permit Shire, at Shire’s sole discretion and expense, to continue prosecution or maintenance of any such Sangamo Patent Right or Joint Patent Right in such country, as applicable, to the extent that no Third Party has a prior right to assume the prosecution or maintenance of such Sangamo Patent Right.  Upon request from Shire, Sangamo will execute such documents and perform such acts as may be reasonably necessary to permit Shire to continue such prosecution or maintenance, as applicable.

(g) Patent Term Extensions. In connection with the Marketing Approval of a Shire ZF Product, Shire shall consult with Sangamo before determining which Patent Right, if any, is to be extended, by way, for example, of a Patent Term Restoration and a Supplementary Protection Certificate.  Shire shall not have the right to extend in any country (i) a Sangamo Patent Right or (ii) a Joint Patent Right that is the subject of any such extension for a product other than a Shire ZF Product.  Shire shall have the sole discretion

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to determine whether a Shire Patent Right or a Shire [***] Patent Right is to be extended.  Sangamo shall have the sole discretion to determine whether a Sangamo Patent Right is to be extended. Each Party shall cooperate with the other Party to the extent reasonably requested by such Party to effectuate the intent of this Section 11.2(g).

(h) Orange Book Listing. In connection with the Marketing Approval of a Collaboration ZF Product, the Responsible Party shall have the sole right, in accordance with applicable laws and regulations, to choose whether a patent is to be listed in the Orange Book or in any similar equivalent thereto in the Territory. The other Party shall cooperate with the Responsible Party to the extent reasonably requested by the Responsible Party to effectuate the intent of this Section 11.2(h).

(i) Third Party Rights. For the avoidance of doubt, Shire’s rights under this Section 11.2 to [***], and Sangamo’s rights under this Section 11.2 to file, prosecute and maintain any Shire Patent Right Controlled by Shire pursuant to a Third Party License may be exercised in Shire’s name and for the benefit of Shire; provided that this Section 11.2 shall be subject to the terms of such Third Party License.

11.3 Enforcement of Patent Rights.

(a) Notice. If either Shire or Sangamo becomes aware of any infringement, anywhere in the world, of (i) any issued patent within the Sangamo Patent Rights or Joint Patent Rights on account of any Third Party’s manufacture, use or sale of a Shire ZF Compound or Shire ZF Product in the Field, or (ii) any issued patent within the Shire [***] Patent Rights (a “Shire ZF Product Infringement”), such Party will promptly notify the other Party in writing to that effect. If either Sangamo or Shire becomes aware of any infringement, anywhere in the world, of any issued patent within the Shire Patent Rights or Joint Patent Rights on account of a Third Party’s manufacture, use or sale of a Sangamo Safe Harbor ZF Compound or a Sangamo ZF Product in the Field (a “Sangamo ZF Product Infringement”), such Party will promptly notify the other Party in writing to that effect.

(b) Enforcement of Joint Patent Rights and Shire [***] Patent Rights against a Shire ZF Product Infringer.

(i) In the case of any Shire ZF Product Infringement, Shire shall have the first right, but not the obligation, to take action to obtain a discontinuance of the Shire ZF Product Infringement or bring suit against the applicable Third Party (such Third Party, the “Shire ZF Product Infringer”) under the applicable Joint Patent Rights and Shire [***] Patent Rights, within six months from the date of notice and, if with respect to the Joint Patent Rights, to join Sangamo as a party plaintiff.  Shire shall bear all the expenses of any suit brought by it claiming Shire ZF Product Infringement of any such Patent Rights. Sangamo shall cooperate with Shire in any such suit as reasonably requested by Shire and at Shire’s expense and shall have the right to consult with Shire and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense.  Shire shall not, without Sangamo’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any such Patent Rights, which consent shall not be unreasonably withheld, conditioned or delayed. If Shire has not taken steps to obtain a discontinuance of infringement of such Patent Rights or filed suit against any such infringer of such Patent Rights within six months from the date of notice of such Shire ZF Product Infringement, then Sangamo shall have the right, but not the obligation, to bring suit against such Shire ZF Product Infringer; provided that Sangamo shall bear all the expenses of such suit. Shire shall cooperate with Sangamo in any such suit for infringement of such Patent Rights brought by Sangamo against a Shire ZF Product Infringer (including joining as a party plaintiff) at Sangamo’s request and expense, and shall have the right to consult with Sangamo and to participate in and be represented by independent counsel in such litigation at its own expense. Sangamo shall not, without Shire’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Shire or admits the invalidity or unenforceability of any such Patent Rights, or adversely impacts Shire’s Net Sales, or impacts market share, of Shire ZF Products. The enforcing Party under this Section 11.3(b)(i) shall keep the other Party reasonably informed of all material developments in connection with any such suit.

(ii) Any recoveries obtained by either Party as a result of any proceeding against a Shire ZF Product Infringer under this Section 11.3(b) shall be allocated as follows:

(A) Such recovery shall first be used to reimburse the enforcing Party for all out-of-pocket litigation costs in connection with such litigation paid by that Party, and then to reimburse out-of-pocket litigation costs paid by the other Party;

(B) With respect to any remaining portion of such recovery, Sangamo shall receive an amount equal to [***] of such amount; and

(C) Any amounts paid to Sangamo pursuant to Section 11.3(b)(ii)(B) will count towards the Royalty Cap on payments to be made by Shire to Sangamo.

(c) Shire ZF Product Infringement of Sangamo Patent Rights. With respect to any Shire ZF Product Infringement of a Sangamo Patent Right, Sangamo shall have the first right, but not the obligation, to take action to obtain a discontinuance of the Shire ZF Product Infringement or bring suit against the applicable Shire ZF Product Infringer under the applicable Sangamo Patent Rights within six months from the date of notice and to join Shire as a party plaintiff.  Sangamo shall bear all the expenses of any suit brought by it claiming Shire ZF Product Infringement of any such Patent Rights.  Shire shall cooperate with Sangamo in any such suit as

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reasonably requested by Sangamo and at Sangamo’s expense and shall have the right to consult with Sangamo and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense. Sangamo shall not, without Shire’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Shire or admits the invalidity or unenforceability of any such Patent Rights, which consent shall not be unreasonably withheld, conditioned or delayed.  If Sangamo has not taken steps to obtain a discontinuance of Shire ZF Product Infringement of such Patent Rights or filed suit against any such Shire ZF Product Infringer of such Patent Rights within [***] months from the date of notice of such Shire ZF Product Infringement, then upon Sangamo’s written consent (not to be unreasonably withheld, conditioned or delayed), Shire shall have the right, but not the obligation, to bring suit under such Sangamo Patent Rights against such Shire ZF Product Infringer; provided that Shire shall bear all the expenses of such suit.  Sangamo shall cooperate with Shire in any such suit for infringement of such Patent Rights brought by Shire against a Shire ZF Product Infringer (including joining as a party plaintiff) at Shire’s expense, and shall have the right to consult with Shire and to participate in and be represented by independent counsel in such litigation at its own expense.  Shire shall not, without Sangamo’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any such Patent Rights. The enforcing Party under this Section 11.3(c) shall keep the other Party reasonably informed of all material developments in connection with any such suit.

(i) Recoveries. Any recoveries obtained by either Party as a result of any proceeding against a Shire ZF Product Infringer under this Section 11.3(c) shall be allocated as follows:

(A) Such recovery shall first be used to reimburse the enforcing Party for all out-of-pocket litigation costs in connection with such litigation paid by that Party, and then to reimburse out-of-pocket litigation costs paid by the other Party;

(B) With respect to any remaining portion of such recovery, Sangamo shall receive an amount equal to [***] of such amount; and

(C) Any amounts paid to Sangamo pursuant to Section 11.3(c)(i)(B) will count towards the Royalty Cap on payments to be made by Shire to Sangamo.

(ii) Third Party Rights. For the avoidance of doubt, with respect to any Sangamo Patent Right licensed to Sangamo by a Third Party, Shire’s rights under this Section 11.3(c) may be exercised in Sangamo’s name, provided that Shire’s rights under this Section 11.3(c) shall be subject to the rights of such Third Party to enforce such Sangamo Patent Right and to receive a portion of any recoveries obtained as a result of any proceeding against a Third Party infringer under such Sangamo Patent Right.

(d) Other Infringement of Joint Patent Rights. With respect to any Third Party infringement of any Joint Patent Right, other than in the case of a Shire ZF Product Infringement of a Joint Patent Right, which is subject to Section 11.3(b), or a Sangamo ZF Product Infringement of a Joint Patent Right, which is subject to Section 11.3(e), each Party shall promptly notify the other Party of such infringement and the Parties shall meet as soon as reasonably practicable thereafter to discuss such infringement and determine an appropriate course of action.  Unless the Parties agree to jointly address such infringement, if the infringement relates to ZF Compounds or ZF Products or their manufacture, delivery or use, Sangamo shall have the first right but not the obligation, and if the infringement does not relate to ZF Compounds or ZF Products, Shire shall have the first right but not the obligation, to bring an action against such infringer or otherwise address such alleged infringement within six months from the date of notice and to control such litigation or other means of addressing such infringement.  If, after the expiration of the [***] month period (or, if earlier, the date upon which the Party with the first right provides written notice that it does not plan to bring suit), the Party with the first right has not obtained a discontinuance of infringement of such Joint Patent Right or filed suit against any such infringer of such Joint Patent Right, then the other Party shall have the right, but not the obligation, to bring suit against such infringer of such Joint Patent Right; provided that such other Party shall bear all the expenses of such suit.  In any suit under this Section 11.3(c), the non-enforcing Party shall cooperate with the enforcing Party, at the enforcing Party’s request and expense, in any such suit and shall have the right to consult with the enforcing Party and to participate in and be represented by independent counsel in such litigation at its own expense. Any recoveries obtained by either Party as a result of any such proceeding against a Third Party infringer shall be allocated as follows:

(i) Such recovery shall first be used to reimburse each Party for all out-of-pocket litigation costs in connection with such litigation paid by that Party; and

(ii) With respect to any remaining portion of such recovery, the enforcing Party shall receive an amount equal to [***], and the other Party shall receive the remaining [***] if the Parties brought such proceeding jointly, such remaining portion shall be [***].

(e) Enforcement against a Sangamo ZF Product Infringer.

(i) In the case of any Sangamo ZF Product Infringement, Sangamo shall have the first right, but not the obligation, to take action to obtain a discontinuance of the Sangamo ZF Product Infringement or bring suit against the applicable Third Party (such Third Party, the “Sangamo ZF Product Infringer”) under the applicable Shire Patent Rights or Joint Patent Rights, within [***] from the date of notice and to join Shire as a party plaintiff.  Sangamo shall bear all the expenses of any suit brought by it claiming

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Sangamo ZF Product Infringement of any such Patent Rights.  Shire shall cooperate with Sangamo in any such suit as reasonably requested by Sangamo and at Sangamo’s expense and shall have the right to consult with Sangamo and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense.  Sangamo shall not, without Shire’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Shire or admits the invalidity or unenforceability of any such Patent Rights, which consent shall not be unreasonably withheld, conditioned or delayed. If Sangamo has not taken steps to obtain a discontinuance of infringement of such Patent Rights or filed suit against any such infringer of such Patent Rights within [***] from the date of notice of such Sangamo ZF Product Infringement, then Shire shall have the right, but not the obligation, to bring suit against such Sangamo ZF Product Infringer; provided that Shire shall bear all the expenses of such suit.  Sangamo shall cooperate with Shire in any such suit for infringement of such Patent Rights brought by Shire against a Sangamo ZF Product Infringer (including joining as a party plaintiff) at Shire’s request and expense, and shall have the right to consult with Shire and to participate in and be represented by independent counsel in such litigation at its own expense.  Shire shall not, without Sangamo’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any such Patent Rights, or adversely impacts Sangamo’s Net Sales, or impacts market share, of Sangamo ZF Products. The enforcing Party under this Section 11.3(e)(i) shall keep the other Party reasonably informed of all material developments in connection with any such suit.

(ii) Any recoveries obtained by either Party as a result of any proceeding against a Sangamo ZF Product Infringer under this Section 11.3(e) shall be allocated as follows:

(A) Such recovery shall first be used to reimburse the enforcing Party for all out-of-pocket litigation costs in connection with such litigation paid by that Party, and then to reimburse out-of-pocket litigation costs paid by the other Party;

(B) With respect to any remaining portion of such recovery, Shire shall receive an amount equal to [***]; and

(C) Any amounts paid to Shire pursuant to Section 11.3(e)(ii)(B) will count towards the Royalty Cap on payments to be made by Sangamo to Shire.

(f) EU Unitary Patent System. Without limitation of Shire’s rights under Section 11.4, Shire shall, following consultation with Sangamo and good faith consideration of Sangamo’s comments, have the exclusive right to opt-in and opt-out (i) the Joint Patent Rights that do not claim the composition, manufacture or use of a ZF Compound or product or method containing, employing or made using a ZF Compound (unless any such Patent Right is a unitary European patent) and (ii) the Shire [***] Patent Rights from the jurisdiction of the EU Unified Patent Court, in accordance with the terms of Unified Patent Court Regulation (EU) Nos 16351/12 (Agreement on a Unified Patent Court), 1257/2012 and 1260/2012 and its applicable Annexes and Rules of Procedure, as amended and from time-to-time in effect (the “UPC”), and shall be solely responsible for all costs and expenses it incurs in connection with such opt-in and opt-out. If Shire has expressly opted out of (and not subsequently opted back in to) the EU Unitary Patent System with respect to a given Joint Patent Right that does not claim the composition, manufacture or use of a ZF Compound or product or method containing, employing or made using a ZF Compound or a Shire [***] Patent Right, Sangamo shall not initiate any action to enforce any such Patent Right under the EU Unitary Patent System without Shire’s prior written approval. Without limitation of Sangamo’s rights under Section 11.4, Sangamo shall, following consultation with Shire and good faith consideration of Shire’s comments, have the exclusive right to opt-in and opt-out all Sangamo Patent Rights and all Joint Patent Rights that claim the composition, manufacture or use of any ZF Compound or product or method containing, employing or made using a ZF Compound (unless any such Patent Right is a unitary European patent) from the jurisdiction of the UPC, and shall be solely responsible for all costs and expenses it incurs in connection with such opt-in and opt-out.  If Sangamo has expressly opted out of (and not subsequently opted in to) the EU Unitary Patent System with respect to a given Joint Patent Right that claims the composition, manufacture or use of a ZF Compound or product or method containing, employing or made using a ZF Compound, or Sangamo Patent Right or Shire Patent Right, Shire shall not initiate any action to enforce any such Patent Right under the EU Unitary Patent System without Sangamo’s prior written approval.  Each Party shall cooperate with the other Party to the extent reasonably requested by such Party to effectuate the intent of this Section 11.3(f).

11.4 Infringement and Third Party Licenses.

(a) Existing Third Party Licenses. Sangamo shall be solely responsible for [***], except as provided in Section 10.2 and Section 10.3.

(b) New Third Party Licenses. Schedule 11.4(b) sets forth all license agreements with Third Parties entered into by Sangamo after the Effective Date and prior to the Amendment Effective Date pursuant to which Sangamo received a license under any Patent Rights or Know-How necessary or useful for the development, manufacture or commercialization of any Shire ZF Compound or Shire ZF Product. Shire will have the option to be granted a sublicense pursuant to Section 8.1 under such scheduled license agreements as well as any license agreement with a Third Party entered into by Sangamo after the Amendment Effective Date pursuant to which Sangamo receives a sublicensable license under any Patent Rights or Know-How necessary for the development, manufacture or commercialization of any Shire ZF Compound or Shire ZF Product. If Shire elects to be granted such a sublicense by Sangamo, then Shire must agree to (i) pay to Sangamo [***], (ii) provide all reports required under the agreement with such Third

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Party licensor on account of Sangamo’s exercise of such license, (iii) assume all obligations of a sublicensee under such Third Party agreement, and must acknowledge in writing that its sublicense is subject to the terms and conditions of such Third Party agreement. Only upon agreeing in writing to make such payments and fulfill such other obligations will such license agreement become a Third Party License for the purposes of this Agreement and such Patent Rights or Know-How licensed under such license agreement be Controlled by Sangamo for the purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control of Sangamo, the provisions of this Section 11.4(b) will not apply to any license agreements entered into by the Third Party acquiror prior to the effective date of such Change of Control. Accordingly, (A) no such license agreements entered into by such Third Party acquiror will become Third Party Licenses for the purposes of this Agreement, and (B) no Patent Rights or Know-How licensed under such license agreements will be Controlled by Sangamo for purposes of this Agreement.

(c) [***]. Sangamo will use Commercially Reasonable Efforts to [***] that is substantially similar in substance the form of [***]. If Sangamo fails to enter into such an [***], Sangamo shall ensure that such jointly invented [***].  For clarity, during the Term until such time, if any, that the [***] will not enter into any new agreement with the [***].

(d) Infringement of Third Party Patents; Course of Action. If the conduct of the Research Program or the development, manufacture or commercialization in the Field of any Shire ZF Compound, Sangamo Safe Harbor ZF Compound or Collaboration ZF Product is alleged by a Third Party to infringe a Third Party’s patent or other intellectual property rights, the Party becoming aware of such allegation shall promptly notify the Responsible Party for the Collaboration ZF Product to which such infringement relates.

(e) Third Party Infringement Suit. Subject to a Party’s obligations to indemnify and defend the other Party pursuant to Article 13, if a Third Party sues a Party or any of such Party’s Affiliates or any Sublicensees (each Person so sued a “Sued Party”) alleging that the Sued Party’s development, manufacture or commercialization of a Collaboration ZF Product infringed or will infringe such Third Party’s intellectual property rights, upon the Sued Party’s request and in connection with the Sued Party’s defense of any such Third Party infringement suit, the other Party shall provide reasonable assistance to the Sued Party for such defense, at the Sued Party’s expense. The Sued Party shall keep the other Party reasonably informed of all material developments in connection with any such suit and shall not, without the other Party’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to the other Party.

11.5 Declaratory Judgment Actions by Third Party.

(a) Shire’s Rights. If a Third Party brings a declaratory judgment suit against Shire with respect to Joint Patent Rights that do not claim the composition, manufacture or use of a ZF Compound or a product or method containing, employing or made using a ZF Compound, or Shire [***] Patent Rights or any other Patent Rights owned or Controlled by Shire (other than a Shire Patent Right if such suit is also brought against Sangamo and is related to a Sangamo ZF Product Infringement), then Shire shall have the sole right, but not the obligation, to control the defense of such suit. Sangamo shall cooperate with Shire in any such suit as reasonably requested by Shire and at Shire’s expense.  If the suit involves any such Joint Patent Right or any Shire [***] Patent Right, then Sangamo also shall have the right to consult with Shire, and to participate in and be represented by independent counsel in such litigation at its own expense.  Shire shall not, without Sangamo’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any Joint Patent Rights or Shire [***] Patent Rights, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Sangamo’s Rights. If a Third Party brings a declaratory judgment suit against Sangamo respecting the Joint Patent Rights that claim the composition, manufacture or use of a ZF Compound or product or method containing, employing or made using a ZF Compound or any Sangamo Patent Rights or Shire Patent Rights (solely to the extent related to a Sangamo ZF Product Infringement), then Sangamo shall have the sole right, but not the obligation, to control the defense of such suit.  Shire shall cooperate with Sangamo in any such suit as reasonably requested by Sangamo and at Sangamo’s expense, and Shire shall have the right to consult with Sangamo and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense in the event the loss of such Patent Rights would adversely impact Shire’s Net Sales, or market share, of a Shire ZF Product.  Sangamo shall not, without Shire’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Shire or admits the invalidity or unenforceability of any Sangamo Patent Rights, Shire Patent Rights or Joint Patent Rights, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Other Rights. If a Third Party brings a declaratory judgment suit against Shire with respect to Sangamo Patent Rights, then Sangamo shall have the first right, but not the obligation, to control the defense of such suit with respect to such Sangamo Patent Rights. If Sangamo exercises such right, then Shire shall cooperate with Sangamo in any such suit as reasonably requested by Sangamo and at Sangamo’s expense. Shire shall have the right to consult with Sangamo and to participate in and be represented by independent counsel in such litigation at its own expense.  Sangamo shall not, without Shire’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Shire or admits the invalidity or unenforceability of any Sangamo Patent Rights, which consent shall not be unreasonably withheld, conditioned or delayed.  If Sangamo informs Shire that Sangamo does not intend to exercise its first right to control the defense of such suit, then Shire shall control the defense of such suit and Sangamo shall cooperate with Shire in any such suit as reasonably requested by Shire and at Shire’s expense. With respect to such Sangamo Patent Rights, Sangamo shall have the right to consult with Shire and to participate in and be represented by independent counsel in such litigation at its own expense.  Shire shall not, without Sangamo’s prior written

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consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any Sangamo Patent Rights, which consent shall not be unreasonably withheld, conditioned or delayed.

11.6 Interference, Opposition, Revocation and Declaratory Judgment Actions by Parties. If the Parties mutually determine that, based upon the review of a Third Party’s patent or patent application or other intellectual property rights and subject to applicable laws and regulations, it may be desirable in connection with [***] to provoke or institute an interference, opposition, revocation or declaratory judgment action with respect thereto, then the Parties shall consult with one another and shall reasonably cooperate in connection with such an action.  Unless otherwise agreed to by the Parties, if the Third Party patent or patent application Covers a Shire Target or the making, using or selling in the Field of a Shire ZF Compound or Shire ZF Product, then in connection with an opposition, revocation or declaratory judgment action Shire may, at its discretion, control such action and select counsel for such action.  Shire shall be responsible for, and shall bear, all the out-of-pocket expenses of any such action brought by Shire.  If the Third Party patent or patent application is otherwise directed to [***] may, at its discretion, control such action and select counsel for such action.  Sangamo shall be responsible for, and shall bear, all the out-of-pocket expenses of any such action brought by Sangamo.  Unless otherwise agreed to by the Parties, in connection with an interference, the Party responsible for prosecuting the patent application involved in the interference may, at its discretion, control such action and select counsel for such action, and shall be responsible for and bear all the out-of-pocket expenses of, any such action. The prosecuting Party shall consider in good faith, take into account and implement where possible the reasonable comments made by the non-prosecuting Party.

12 CONFIDENTIALITY

12.1 Confidentiality. During the Term and for [***] years thereafter, each Party shall maintain in confidence the Confidential Information of the other Party, shall not use or grant the use of the Confidential Information of the other Party except as expressly permitted under this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder), and shall not disclose the Confidential Information of the other Party except on a need-to-know basis to such Party’s directors, officers and employees, and to such Party’s consultants working on such Party’s premises or Subcontractors, to the extent such disclosure is necessary in connection with such Party’s activities as expressly authorized by this Agreement. To the extent that disclosure to any Person is authorized by this Agreement (including Subcontractors as described in Section 3.6), prior to disclosure, a Party shall obtain, or shall have obtained prior to the date of this Agreement, written agreement of such Person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other Party except as expressly permitted under this Agreement.  Each Party shall notify the other Party promptly upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information.

12.2 Terms of Agreement. Neither Party shall disclose any terms or conditions of this Agreement to any Third Party without the prior written consent of the other Party; provided that a Party may disclose the terms or conditions of this Agreement, (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such Party’s activities as expressly permitted by this Agreement, and (b) to a Third Party in connection with:  (i) an equity investment in or by, or underwriting by, such Third Party, (ii) a merger, consolidation or similar transaction involving such Third Party, or (iii) the sale of all or substantially all of the assets of the Party to such Third Party; provided, further, that such Party shall make such disclosure only under appropriate conditions of confidentiality by the Third Party.  Notwithstanding the foregoing, Sangamo may disclose the terms and conditions of this Agreement to the extent that such disclosure is required pursuant to the terms of any Third Party License; provided that the licensor of such Third Party License is bound by a confidentiality obligation reasonably acceptable to Shire. Shire acknowledges that the licensors of all Existing Third Party Licenses are bound by confidentiality obligations reasonably acceptable to Shire.

12.3 Permitted Disclosures. Notwithstanding Section 12.1 and Section 12.2, each Party may disclose Confidential Information of the other Party to the extent required by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction, or in prosecuting or defending litigation; provided that such Party shall provide advance written notice thereof (to the extent practicable) to the other Party, consult with the other Party with respect to such disclosure, use reasonable efforts to minimize the amount of information necessary to be disclosed and provide the other Party sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.  Notwithstanding Section 12.1 and Section 12.2, Sangamo may disclose Confidential Information of Shire to the extent required by any Third Party License; provided that the licensor of such Third Party License is bound by a confidentiality obligation reasonably acceptable to Shire.  Shire acknowledges that the licensors of all Existing Third Party Licenses are bound by confidentiality obligations reasonably acceptable to Shire.  The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement with the SEC or other Governmental Authorities.  Each Party shall be entitled to make such a required filing subject to the provisions of this Section 12.3; provided that any request by the other Party to redact information is consistent with the legal requirements governing redaction of information from material agreements that must be publicly filed.

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12.4 Confidentiality and Disclosure Agreement. The terms of the CDA, attached hereto as Schedule 12.4, are incorporated herein by reference. To the extent there are any conflicts between this Agreement and the CDA, this Agreement shall control.

12.5 Press Release and Publications. On or after the Amendment Effective Date, Sangamo may issue a press release relating to this Agreement in the mutually agreed upon form set forth in Schedule 12.5. Each Party will have autonomy to issue press releases, public announcements, presentations and publications regarding its own programs, but neither Party will issue any press release, public announcement, presentation or publication regarding the other Party’s programs without such other Party’s consent. Any other press release, public announcement, presentation or publication (including abstracts, posters, or other scientific publications) that Sangamo proposes to present or issue specifically regarding this Agreement or any of the activities performed hereunder with respect to any Shire Program or data arising from any Shire Program, must be agreed upon in writing by Shire in its sole discretion in advance of its release by Sangamo, with at least [***] days notice to be provided by Sangamo to Shire prior to any submission for publication. Subject to this Section 12.5, however, Sangamo shall not be required to seek the permission of Shire to repeat any such information that has already been publicly disclosed by Sangamo; provided that (a) such information remains consistent with the most recent information publically disclosed by Shire on any particular topic that Sangamo is or should be aware of, in each case as of such time of disclosure by Sangamo; and (b)  Sangamo will use its Commercially Reasonable Efforts to provide Shire with advance notification of any such public disclosure. Any other press release, public announcement, presentation or publication (including abstracts, posters, or other scientific publications) that Shire proposes to present or issue specifically regarding this Agreement or any of the activities performed hereunder with respect to any Sangamo Program or data arising from any Sangamo Program, must be agreed upon in writing by Sangamo in its sole discretion in advance of its release by Shire, with at least [***] days notice to be provided by Shire to Sangamo prior to any submission for publication. Notwithstanding the foregoing, each Party shall have the right to issue press releases without the prior consent of the other Party that disclose any information required by the rules and regulations of the United States Securities and Exchange Commission or similar federal, state or foreign authorities, as determined in good faith by independent legal counsel to the disclosing Party, subject to Section 12.3 and provided that the disclosing Party shall use reasonable efforts to give the other Party prior notice of the content and timing of such press release. In addition, to the extent practicable, the Responsible Party shall provide the other Party with notice in advance of any press release to be issued if the primary purpose of such release is to disclose (i) the first report of any serious adverse event or any clinical trial hold or other material development in clinical trials related to the Responsible Party’s Collaboration ZF Product, or (ii) any intent to terminate this Agreement, whether in its entirety or with respect to a Shire Target or Sangamo Target (as applicable).

13 INDEMNIFICATION

13.1 Sangamo. Sangamo shall indemnify, defend and hold harmless Shire and its Affiliates and Sublicensees, and each of its respective directors, officers, employees and agents (collectively “Shire Indemnified Party”), from and against all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), to the extent resulting from any claims, demands, actions or other proceedings by any Third Party arising out of (a) the material breach of any representation, warranty or covenant by Sangamo under this Agreement; (b) the practice by Sangamo of the licenses granted by Shire, (c) the development, clinical testing, manufacture, use, handling, storage, distribution, marketing, promotion or sale of any ZF Compound or ZF Product by Sangamo, its Affiliates or licensees, as licensed or granted to Sangamo pursuant to Section 8.2 and Section 15.5(a) (including any such Liabilities arising out of or alleged to arise out of any ZF Compound or ZF Product (including any Sangamo Safe Harbor ZF Compound or Sangamo ZF Product) manufactured, sold or distributed by or for Sangamo, its Affiliates or licensees or any violation of law by Sangamo, its Affiliates or licensees); (d) the recklessness, negligence or intentional misconduct of any Sangamo Indemnified Party or licensees; (e)  the practice by Sangamo, its Affiliates or licensees of the Sangamo Licensed Technology, and (f) the breach by Sangamo of any Third Party License (other than such breach caused directly by the act or omission of Shire); except, in each case ((a), (b), (c) (d), (e) and (f)), to the extent  caused by the gross negligence or intentional misconduct of any Shire Indemnified Party or a breach by Shire of any of its representations, warranties or covenants set forth in this Agreement.

13.2 Shire. Shire shall indemnify, defend and hold harmless Sangamo and its Affiliates, and each of its respective directors, officers, employees and agents (collectively “Sangamo Indemnified Party”), from and against all Liabilities to the extent resulting from any claims, demands, actions or other proceedings by any Third Party arising out of (a) the material breach of any representation, warranty or covenant by Shire under this Agreement; (b) the practice of the licenses granted by Sangamo or the development, clinical testing, manufacture, use, handling, storage, distribution, marketing, promotion or sale of Shire ZF Compounds or Shire ZF Products by Shire, its Affiliates or Sublicensees (including any such Liabilities arising out or alleged to arise out of any Shire ZF Product manufactured, sold or distributed by or for Shire, its Affiliates or Sublicensees or any violation of law by Shire, its Affiliates or Sublicensees); (c) the development, clinical testing, manufacture, use, handling, storage, distribution, marketing, promotion or sale of any ZF Compound or ZF Product by Shire, its Affiliates or licensees, as licensed or granted to Shire pursuant to Section 15.5(e) (including any such Liabilities arising out of or alleged to arise out of any such ZF Compound or ZF Product manufactured, sold or distributed by or for Shire, its Affiliates or licensees or any violation of law by Shire, its Affiliates or licensees); (d) any claim of infringement or misappropriation of Third Party intellectual property rights with respect to performance of the Research Program in accordance with a Research Plan; or (e) the recklessness, negligence or intentional misconduct of any Shire Indemnified Party; except,

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in each case ((a), (b), (c), (d) and (e)), to the extent caused by the gross negligence or intentional misconduct of any Sangamo Indemnified Party or a breach by Sangamo of any of its representations, warranties or covenants set forth in this Agreement.

13.3 Procedure. If a Party (the “Indemnitee”) intends to claim indemnification under this Article 13, it shall promptly notify the other Party (the “Indemnitor”) in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel of its choice, which counsel shall be reasonably acceptable to the Indemnitee; provided that an Indemnitee shall have the right to retain its own counsel at its expense.  Further, the obligations of this Article 13 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnitor shall not settle any claim, demand, action or other proceeding without the prior written consent of the Indemnitee, not to be unreasonably withheld, conditioned or delayed unless the settlement involves only the payment of money.  The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Article 13. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Article 13.

14 INSURANCE

14.1 Insurance.

(a) Shire. During the Research Term and for a tail period [***] thereafter, and for so long as Shire develops or sells Shire ZF Products anywhere in the world and for a tail period [***] thereafter, Shire shall, at its expense, maintain (i) comprehensive General Liability insurance covering death and bodily injury and property damage, with limits of [***], which policy shall include blanket contractual liability applicable to this Agreement; (ii) Product Liability insurance, with limits of [***]; and (iii) Workers’ Compensation insurance including Employers Liability limit of not less than [***] per accident or disease. All of the insurance policies required under this Section 14.1(a) shall be underwritten by insurers having a A.M. Best’s Rating [***] or higher.

(b) Sangamo. During the Research Term and for a tail period [***] thereafter, and for so long as Sangamo develops or sells Sangamo ZF Products anywhere in the world and for a tail period [***] thereafter, Sangamo shall, at its expense, maintain (i) comprehensive General Liability insurance covering death and bodily injury and property damage, with limits of [***], which policy shall include blanket contractual liability applicable to this Agreement; (ii) Product Liability insurance, with limits of [***]; and (iii) Workers’ Compensation insurance including Employers Liability limit of not less than [***] per accident or disease.  All of the insurance policies required under this Section 14.1(b) shall be underwritten by insurers having a A.M. Best’s Rating of [***] or higher.

14.2 Certificates of Insurance. At the request of a Party, the other Party shall furnish proof of all insurance coverages outlined in this Article 14 in the form of insurance certificates reasonably acceptable to the other Party. Each Party shall provide the other Party with written notice at least 30 days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affect the rights of the other Party hereunder.

15 TERM; TERMINATION; EFFECTS OF TERMINATION

15.1 Term. Unless earlier terminated as provided herein, the term of this Agreement shall commence on the Amendment Effective Date and shall continue until such time as all payment obligations with respect to all Collaboration ZF Products expire (the “Term”).

15.2 Termination for Breach. A Party’s material breach of this Agreement shall entitle the non-breaching Party to give to the breaching Party notice specifying the nature of the material breach, requiring it to make good or otherwise cure such material breach, and stating its intention to terminate if such material breach is not cured.  If such material breach is not cured within [***] after the receipt of such notice (or within [***] after the receipt of such notice in the event such material breach is solely based upon a Party’s failure to pay any amounts due hereunder), the non-breaching Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in its entirety or with respect to the other Party’s Target to which the material breach relates; provided that any right to terminate under this Section 15.2 shall be stayed in the event that, during such cure period, the Party alleged to have been in material breach shall have initiated dispute resolution in good faith in accordance with Section 16.2 with respect to the alleged material breach, which stay shall last so long as the initiating Party diligently and in good faith cooperates in the prompt resolution of such dispute resolution proceedings. Notwithstanding the foregoing, Sangamo may not terminate this Agreement as to any particular Shire Target due to a material breach by Shire respecting a different Shire Target, and Shire may not terminate this Agreement as to any particular Sangamo Target due to a material breach by Sangamo respecting a different Sangamo Target.

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15.3 Termination for Insolvency. This Agreement may be terminated by either Party upon notice to the other should the other Party: (a) consent to the appointment of a receiver or a general assignment for the benefit of creditors or (b) file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within [***] of such filing.

15.4 Termination by Shire for Convenience. Shire may terminate this Agreement in its entirety (which will halt all of the Shire Programs) or with respect to any particular Shire Target (which will halt just the Shire Program that relates to such Terminated Target), in each case effective upon at least [***] prior written notice to Sangamo.

15.5 Effects of Termination.

(a) By Sangamo for Cause or Shire for Convenience. If this Agreement is terminated by Sangamo (in its entirety or with respect to one or more Shire Targets) pursuant to Section 15.2 (other than with respect to a breach of Shire’s diligence obligations) or in its entirety pursuant to Section 15.3, or if this Agreement is terminated by Shire (in its entirety or with respect to a particular Shire Target) pursuant to Section 15.4, then subject to Section 15.5(f), in addition to any remedy available at law, then the following will apply:

(i) Upon such termination of this Agreement, whether in its entirety or for a particular Shire Target, all licenses and obligations with respect to the applicable Terminated Target, including all Shire ZF Compounds and all Shire ZF Products directed to or developed with respect to such Terminated Target, shall terminate.

(ii) Shire shall assign to Sangamo any IND/CTA relating to any Terminated Product.

(iii) Shire shall assign to Sangamo all Marketing Approvals and other Regulatory Filings in respect of any Shire ZF Products that relate to the Terminated Target for which Shire has conducted clinical development  (each, a “Terminated Product”).

(iv) Such Terminated Target shall no longer be a Shire Target.

(v) Within [***] of notice of termination, to the extent Sangamo elects, Shire shall [***] Patent Rights that (A) relate to the Terminated Target and (B) [***].

(vi) Within [***] of notice of termination, to the extent Sangamo elects, solely with respect to all Terminated Products and not any Shire ZF Products directed to a Shire Target that is not a Terminated Target, Shire shall (A) promptly transfer to Sangamo all information and materials in Shire’s possession and Control that are required, or could reasonably be expected to be required, whether by law, regulation or otherwise, to be maintained by the holder of an IND/CTA, or that are useful or necessary to file an IND/CTA, (B) for any information and materials of the type otherwise described in clause (A) but that are in Shire’s Control and in the possession of a Third Party service provider, Shire will either (1) if requested by Sangamo, assign to Sangamo the contract with such service provider (which contract Sangamo shall assume), to the extent assignable, or (2) if not assignable (either by its terms or because it does not relate solely to such Terminated Products), provide access to such information and materials to Sangamo; provided that Sangamo bears all costs for maintenance of and access to such information and materials, and (C) provide Sangamo access, to the extent reasonably requested by Sangamo and necessary or useful for Sangamo to pursue the clinical development and Marketing Approval of (or the maintenance of Marketing Approval of) such Terminated Products, to any information and materials in Shire’s Control that are related to such Terminated Products and used or generated in conducting activities under the Collaboration.

(vii) Within [***] of notice of termination, if Sangamo elects, [***] grant by Shire to Sangamo of a worldwide right and license, with the right to sublicense through multiple tiers in any country, such grant to sublicense only in conjunction with a sub-license or assignment of the applicable Shire ZF Product(s), of any intellectual property rights then Controlled by Shire or its Affiliates and necessary to develop, manufacture, use, sell, offer to sell, import and otherwise commercialize any Terminated Product, provided that such agreement shall include, if the license is non-exclusive, a covenant by Shire not to practice or license such licensed intellectual property within the scope of the license granted to Sangamo.  In the event that the Parties are unable to agree upon commercially reasonable terms [***], then the Parties shall submit the determination of commercially reasonable terms [***].  If the Parties do not agree on an arbitrator within [***], then either Party may request [***].  The date on which such arbitrator is selected or appointed will be [***]. The arbitration shall be conducted [***], each Party will prepare and deliver to both the arbitrator and the other Party [***]; provided that unless the Parties agree otherwise in writing in advance, neither [***].  Neither Party may have [***] provided by the Parties the [***] that he or she believes [***] except for those amounts due to such [***].  The decision of the arbitrator [***], Sangamo shall notify Shire of [***].  The arbitrator’s fees and expenses will be shared equally by the Parties.  Each Party shall otherwise bear its own costs.

(viii) At Sangamo’s request, Shire shall assign to Sangamo all right, title and interest in and to the trademarks then used by Shire in connection with the commercialization of the Terminated Products (excluding any such trademarks that include, in whole or part, any corporate name or logo of Shire or its Affiliate or Sublicensee), provided that Sangamo first reimburse Shire for the reasonable costs incurred by Shire for securing such trademarks.

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(ix) Shire shall, at Sangamo’s expense, provide reasonable consultation and assistance for a period of no more than 180 days for the purpose of transferring or transitioning to Sangamo all Know-How described in Section 15.5(a)(vi) not already in Sangamo’s possession and, at Sangamo’s request, all then-existing commercial arrangements relating specifically to Terminated Products that Shire is able, using reasonable commercial efforts, to transfer or transition to Sangamo, in each case, to the extent reasonably necessary or useful for Sangamo to commence or continue developing, manufacturing, or commercializing Terminated Products.  The foregoing shall include, without limitation, transferring, upon request of Sangamo, any agreements with Third Party suppliers or vendors that specifically cover the supply or sale of Terminated Products.  If any such contract between Shire and a Third Party is not assignable to Sangamo (whether by such contract’s terms or because such contract does not relate specifically to Terminated Products) but is otherwise reasonably necessary or useful for Sangamo to commence or continue developing, manufacturing, or commercializing Terminated Products or if Shire manufactures the Terminated Product itself (and thus there is no contract to assign), then Shire shall reasonably cooperate with Sangamo to negotiate for the continuation of such license or supply from such entity, and Shire shall supply such Terminated Product, as applicable, to Sangamo, for a reasonable period (not to exceed 12 months) until Sangamo establishes an alternative, validated source of supply for the Terminated Products.  Sangamo shall pay Shire for such supply an amount equal to Shire’s cost of supplying, without markup.

(x) Sangamo shall have the right to purchase from Shire any or all of the inventory of Terminated Products held by Shire as of the date of termination (that are not committed to be supplied to any Third Party or Sublicensee, in the ordinary course of business, as of the date of termination) at a price equal to Shire’s actual cost to acquire or manufacture such inventory.  Sangamo shall notify Shire within 60 days after the effective date of termination whether Sangamo elects to exercise such right.

(xi) The rights and obligations of the Parties with respect to the Shire Target that is not such Terminated Target shall remain in full force and effect.

(xii) If this Agreement is terminated in its entirety with respect to both Shire Targets, then Sangamo shall have the right to elect, by written notice to Shire delivered no later than the effective date of termination, either (A) to keep its license from Shire under Section 8.2(b) in full force and effect, subject to all payment obligations under Article 10, or (B) to terminate such license, in which case all rights and obligations of the Parties with respect to the Sangamo Targets, Sangamo Safe Harbor ZF Compounds and Sangamo ZF Products will terminate.

(b) Special Effects of Termination Due to Shire’s Breach of Diligence Obligations. If this Agreement is terminated by Sangamo pursuant to Section 15.2 (in its entirety or with respect to one or more Shire Targets) due to Shire’s breach of its diligence obligations set forth in Section 5.1, then in lieu of the effects of termination set forth under Section 15.5(a), the following will apply:

(i) Upon such termination of this Agreement, whether in its entirety or for a particular Shire Target, all licenses and obligations with respect to the applicable Terminated Target, including all Shire ZF Compounds and all Shire ZF Products directed to or developed with respect to such Terminated Target, shall terminate.

(ii) Such Terminated Target shall no longer be a Shire Target.

(iii) The rights and obligations of the Parties with respect to the Shire Target that is not such Terminated Target shall remain in full force and effect.

(iv) If this Agreement is terminated with respect to both Shire Targets, then Sangamo shall have the right to elect, by written notice to Shire delivered no later than the effective date of termination, either (A) to keep its license from Shire under Section 8.2(b) in full force and effect, subject to all payment obligations under Article 10, or (B) to terminate such license, in which case all rights and obligations of the Parties with respect to the Sangamo Targets, Sangamo Safe Harbor ZF Compounds and Sangamo ZF Products will terminate.

(v) At Sangamo’s request, the Parties shall negotiate in good faith and on commercially reasonable economic terms pursuant to which the [***], which negotiations will include the [***].  In the event of a deadlock between the Parties with respect to the economic terms that are to govern such reversion [***] will apply to resolve the appropriate [***].

(c) Special Effects of Termination during the Research Term. If this Agreement is terminated by Sangamo (in its entirety or with respect to one or more Shire Targets) pursuant to Section 15.2 (other than with respect to a breach of Shire’s diligence obligations) or Section 15.3, or if this Agreement is terminated by Shire in its entirety or with respect to a particular Shire Target pursuant to Section 15.4, in each case during the Research Term, then in addition to the effects of termination set forth under Section 15.5(a), then the following will apply:

(i) During the applicable [***] day notice period (or if this Agreement was terminated by Sangamo pursuant to Section 15.2 or Section 15.3, during the 90 day period following such termination), Sangamo shall wind down the Research Plan for the Terminated Target, and Shire shall pay all FTE costs of Sangamo for direct work reasonably necessary for Sangamo to wind down such Research Plan. Upon expiration of such [***] day period, no further payments shall accrue and be due with respect to such Terminated Target, except as provided in Section 15.5(c)(ii). Such reasonably necessary costs shall be invoiced as provided in Section 3.3(g). Sangamo shall use best efforts to minimize any costs incurred following any notice of termination governed by this Section 15.5(c)(i).

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(ii) Shire shall pay any non-cancelable costs relating to such Terminated Target to which Sangamo has committed after the Effective Date prior to such notice of termination. Such non-cancelable costs shall be invoiced as provided in Section 3.3(g). Sangamo shall use best efforts to minimize any non-cancelable costs incurred following any notice of termination governed by this Section 15.5(c).

(d) Termination by Shire for Cause. If Shire has the right to terminate this Agreement in its entirety or with respect to a Sangamo Target pursuant to Section 15.2 (other than with respect to a breach of Sangamo’s diligence obligations) or Section 15.3, then subject to Section 15.5(f), in addition to any remedy available at law, the following will apply:

(i) Shire Target Breach. If the breach by Sangamo giving rise to the termination right relates solely to the Shire Targets, then (A) all rights and obligations of the Parties with respect to the [***] will remain in effect (including the licenses granted to Sangamo with respect to the [***] and any payment obligations under Article 10) and (B) Shire will have the right to elect, by written notice to Sangamo delivered no later than the effective date of termination, either (1) to keep its license from Sangamo under Section 8.1 in full force and effect, subject to all payment obligations under Article 10 or (2) to terminate such license, in which case all rights and obligations of the Parties with respect to the Shire Targets, Shire ZF Compounds and Shire ZF Products will terminate; and

(ii) Sangamo Target Breach. If the breach by Sangamo giving rise to the termination right relates solely to one or both Sangamo Targets or if this Agreement is terminated by Shire pursuant to Section 15.3, then (A) all rights and obligations of the Parties with respect to the terminated Sangamo Targets, and [***] directed to or developed with respect to such Sangamo Targets (including the licenses granted to Sangamo with respect to such [***] and any payment obligations under Article 10), will terminate and (B) if Shire has the right to and chooses to terminate this Agreement in its entirety, then Shire will have the right to elect, by written notice to Sangamo delivered no later than the effective date of termination, either (1) to keep its license from Sangamo under Section 8.1 in full force and effect, subject to all payment obligations under Article 10; or (2) to terminate such license, in which case all rights and obligations of the Parties with respect to the Shire Targets, Shire ZF Compounds and Shire ZF Products will terminate.

(e) Special Effects of Termination Due to Sangamo’s Breach of Diligence Obligations. If this Agreement is terminated by Shire pursuant to Section 15.2 (in its entirety or with respect to one or more Sangamo Targets) due to Sangamo’s breach of its diligence obligations set forth in Section 5.2, then in lieu of the effects of termination set forth under Section 15.5(d), the following will apply:

(i) In the case of termination of this Agreement in its entirety, all rights and licenses granted by Shire to Sangamo under this Agreement shall automatically terminate.

(ii) If this Agreement is terminated with respect to only one Sangamo Target, then such terminated Target shall no longer be a Sangamo Target.

(iii) The rights and obligations of the Parties with respect to the Sangamo Target that is not such terminated Target shall remain in full force and effect.

(iv) If this Agreement is terminated with respect to both Sangamo Targets, then Shire shall have the right to elect, by written notice to Sangamo delivered no later than the effective date of termination, either (A) to keep its license from Sangamo under Section 8.1 in full force and effect, subject to all payment obligations under Article 10, or (B) to terminate such license, in which case all rights and obligations of the Parties with respect to the Shire Targets, Shire ZF Compounds and Shire ZF Products will terminate.

(v) At Shire’s request, the Parties shall negotiate in good faith and on commercially reasonable economic terms pursuant to which the applicable [***], which negotiations will include the subject matter set forth under [***].  In the event of a deadlock between the Parties with respect to the economic terms [***] will apply to resolve the appropriate [***].

(f) Survival of Certain Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation that accrued before such expiration or termination. In addition to all other provisions contained in this Agreement that by their terms survive expiration or termination of this Agreement, the following provisions also shall survive expiration or termination of this Agreement: Sections 2.1, 2.2(a)(iv), 2.2(b), 2.2(d), 3.1, 3.2, 3.3(g), 3.8, 3.9, 5.3 (last sentence only), 5.4(a) (last sentence only), 10.7(c), 10.8, 10.9, 10.10, 10.12, 11.1(a), 12.1, 12.2, 12.3, 15.5, and Articles 1, 13, 14, and 16. In addition to the foregoing, in the event of any termination of this Agreement by Shire pursuant to Section 15.2 or Section 15.3, if Shire elects pursuant to Section 15.5(d)(i) or Section 15.5(d)(ii) to keep its license from Sangamo under Section 8.1 in full force and effect, then Shire’s rights, and Sangamo’s obligations, in each case to prosecute, maintain, enforce and defend all applicable Patent Rights as set forth under the following provisions also shall survive: Sections 11.2 and 11.3.

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16 MISCELLANEOUS

16.1 Governing Law. This Agreement shall be governed by the laws of Delaware without regard to its choice of law principles; provided that the United Nations Convention on Contracts for the International Sale of Goods shall not apply.

16.2 Dispute Resolution.

(a) Notice of Dispute. The Parties recognize that a bona fide dispute as to certain matters may from time-to-time arise during the term of this Agreement that relates to either Party’s rights or obligations hereunder.  In the event of any dispute between the Parties with respect to any matter relating to this Agreement, one Party may provide the other Party with a notice of dispute.

(b) Internal Resolution. Upon a Party’s receipt of a notice of dispute, the Parties shall first use their good faith efforts to resolve such dispute among themselves without resorting to Executive Resolution pursuant to Section 16.2(c).

(c) Executive Resolution. In the event that such dispute is not resolved within 30 days of providing a notice of dispute, the dispute shall be taken to the Chief Executive Officer or an Executive Vice President of Sangamo and a Senior Vice President of Shire for resolution. If these individuals are unable to resolve the dispute within 30 days of the request for such meeting, then the Parties shall be free to pursue any avenue available to them under law or equity to resolve the dispute.

16.3 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either Party without the prior express written consent of the other, which consent shall not be withheld, conditioned or delayed unreasonably; provided that either Party may assign or delegate any right or obligation hereunder, in whole or in part, to any of its Affiliates so long as such entity remains an Affiliate; provided, however, that the assigning Party shall remain liable for its obligations hereunder to the extent not fulfilled by assignee.  Either Party may assign this Agreement in its entirety to a successor in interest in connection with a Change of Control of such Party. Section 8.5 shall be applicable upon a Change of Control of Sangamo. The Party assigning this Agreement shall cause any permitted assignee to assume all obligations of the assignor under this Agreement, including its obligation to pay Earned Royalties in accordance with Section 10.2, and any permitted assignment shall be binding on the successors of the assigning Party. Any purported assignment in violation of this Section 16.3 shall be void. Notwithstanding the foregoing, Sangamo shall not assign or delegate any right or obligation in full or in part to an Affiliate incorporated in [***] without Shire’s prior written consent, which Shire shall not unreasonably withhold, other than in connection with a Change of Control. For the avoidance of doubt, a [***].

16.4 Independent Contractors. The relationship of the Parties is that of independent contractors.  Neither Party shall be deemed to be the agent, partner or joint venturer of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

16.5 Further Actions. Each Party agrees to execute, acknowledge and deliver such further documents and instruments and to perform all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.6 Notices. All requests and notices required or permitted to be given to the Parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other Party by mail, any commercial delivery service or by email transmission, in all cases with confirmation of receipt and with delivery to be effective on receipt, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the Parties from time-to-time during the Term.

If to Shire:

Shire International GmbH

c/o LacMont Hofstrasse 1A 6300

Zug, Switzerland

Att:  Legal Department

Copy to:

Shire Human Genetic Therapies, Inc.

300 Shire Way

Lexington, MA 02421

Att: Legal Department

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Additional copy to:

Ropes & Gray LLP

Prudential Tower; 800 Boylston Street

Boston, MA 02199

Att: David M. McIntosh

Email: david.mcintosh@ropesgray.com

If to Sangamo:

Sangamo BioSciences, Inc.

Point Richmond Tech Center II

501 Canal Boulevard, Suite A100

Richmond, California 94804

Att:  Chief Executive Officer

Copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA  94304

Att:  Marya A. Postner, Esq.

Email: mpostner@cooley.com

16.7 Force Majeure. Nonperformance of a Party (other than for the payment of money) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, terrorist acts, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party; provided that the nonperforming Party shall use Commercially Reasonable Efforts to resume performance as soon as reasonably practicable.

16.8 No Consequential Damages. IN NO EVENT SHALL A PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING NOTHING IN THIS SECTION 16.8 IS INTENDED TO LIMIT OR RESTRICT THE DAMAGES AVAILABLE FOR A BREACH OF SECTION 8.4, A BREACH OF ARTICLE 12 OR THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 13.

16.9 Complete Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and all prior representations, understandings and agreements (other than the Original Agreement) regarding the subject matter hereof, either written or oral, expressed or implied, are superseded and shall be of no effect. The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Amendment Effective Date, by the other Party of its obligations pursuant to the CDA or the Original Agreement.

16.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement. Counterparts may be signed and delivered by facsimile or digital transmission, each of which shall be binding when received by the applicable Party.

16.11 Headings. The captions to the several sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

16.12 Construction. This Agreement was negotiated and executed in English, and the original language version shall be controlling; all communications and notices hereunder shall be in English.  The Parties acknowledge that they have both had the opportunity to negotiate regarding any issues in connection with this Agreement that were of concern to them and, therefore, expressly waive the benefit of any presumption that ambiguities should be construed in favor of or against either Party. Except where the context otherwise requires, the use of any gender herein shall be deemed to be or include the other genders, the use of the singular shall be deemed to include the plural (and vice versa) and the word “or” is used in the inclusive sense commonly associated with the term “and/or”.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time-to-time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar

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import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to sections, Schedules or Exhibits shall be construed to refer to sections, Schedules or Exhibits of this Agreement.

16.13 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

16.14 Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.  The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself. All remedies of either Party hereunder will be cumulative and the pursuit of one remedy will not be deemed a waiver of any other remedy.

16.15 Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible.  In any such event, this Agreement shall be construed as if such clause or portion thereof had never been contained in this Agreement, and there shall be substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law.

[The remainder of this page is left blank intentionally.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

SANGAMO BIOSCIENCES, INC.

By:

Name:

Title:

SHIRE INTERNATIONAL GMBH

By:

Name:

Title:

[Signature Page to Amended and Restated Collaboration and License Agreement]

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